SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PS BUSINESS PARKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 27, 2015

Dear PS Business Parks, Inc. Shareholder:

On behalf of the Board of Directors of PS Business Parks, Inc., I am pleased to invite you to our 2015 Annual Meeting of Shareholders on Tuesday, April 28, 2015, at 10:00 a.m., Pacific Daylight Time, at the Westin Pasadena, 191 N. Los Robles Avenue, Pasadena, California.

We have included the official notice of meeting, proxy statement and form of proxy with this letter. The proxy statement describes in detail the matters listed in the notice of meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote your shares over the Internet, by telephone or, if you elect to receive printed proxy materials, by mail by following the instructions on the proxy card or the voting instruction card. Of course, even if you vote your shares ahead of time, you may still attend the meeting.

We appreciate your investment in PS Business Parks and look forward to seeing you at our 2015 Annual Meeting.

Sincerely,

Joseph D. Russell, Jr.
President and Chief Executive Officer

701 Western Avenue

Glendale, California 91201-2349

NOTICE OF THE 2015 ANNUAL MEETING OF SHAREHOLDERS

The 2015 Annual Meeting of Shareholders of PS Business Parks, Inc., a California corporation, will be held at the Westin Pasadena, 191 North Los Robles, Pasadena, California 91101, on Tuesday, April 28, 2015, 10:00 a.m., Pacific Daylight Time, to consider and act on the following matters.

1.	To elect nine directors from the nominees named in the attached proxy statement to serve until the 2016 Annual Meeting of Shareholders;

2.	To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for PS Business Parks, Inc. for the fiscal year ending December 31, 2015;

3.	To approve an amendment to the Retirement Plan for Non-Employee Directors;

4.	To hold an advisory vote to approve executive compensation; and

5.	To consider and act upon any other matters as may properly come before the meeting or any adjournment or postponement thereof.

The shareholders of record of PS Business Parks, Inc. common stock at the close of business on March 6, 2015 will be entitled to vote at the meeting or any postponement or adjournments thereof.

Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope or vote via telephone or the Internet in accordance with the instructions on the enclosed proxy card. If you attend the meeting, you may vote your shares in person, which will revoke any prior vote.

Important Notice Regarding Availability of Proxy Materials for the 2015 Annual Meeting: This proxy statement and our 2014 Annual Report are available at the Investor Relations section of our website (www.psbusinessparks.com).

By order of the Board of Directors,

Edward A. Stokx Executive Vice President, Chief Financial Officer and Secretary

Glendale, California

March 27, 2015

PROXY STATEMENT

2015 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

Questions and Answers

Q.	Why did I receive these proxy materials?

A.	We are providing these proxy materials on behalf of the Board of Directors (the Board) of PS Business Parks, Inc., a California corporation (the Company or PS Business Parks) to ask for your vote and to solicit your proxies for use at our 2015 Annual Meeting of Shareholders (the Annual Meeting) to be held on April 28, 2015, or any adjournments or postponements thereof.

We have made these materials available to you on the Internet or, upon your request, delivered printed versions of these materials to you by mail, because you were a shareholder as of March 6, 2015, the record date (the record date) fixed by the Board, and are therefore entitled to receive notice of the Annual Meeting (the Notice) and to vote on matters presented at the Annual Meeting.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures. This Notice and proxy statement are first being distributed and made available on or about March 27, 2015 to holders of our common stock on the record date. A copy of our Annual Report to Shareholders (the Annual Report) for the fiscal year ended December 31, 2014, which includes a copy of our 2014 Annual Report on Form 10-K, accompanies this proxy statement.

We use several abbreviations in this proxy statement. We refer to PS Business Parks, Inc. as “PS Business Parks,” “we,” “us,” “our” or “the Company,” unless the context indicates otherwise. We refer to our Board of Directors as the “Board.”

Q.	When and where is the Annual Meeting being held?

A.	The Annual Meeting will be held on Tuesday, April 28, 2015 at 10:00 a.m., Pacific Daylight Time, at the Westin Pasadena, 191 North Los Robles, Pasadena, California 91101.

Q.	Who is entitled to vote at the Annual Meeting?

A.	If you are a holder of PS Business Parks’ common stock (Common Stock) at the close of business on the record date, you may vote the shares of Common Stock that you hold on that date at the Annual Meeting. For all matters submitted for vote at the Annual Meeting, each share of Common Stock is entitled to one vote.

Q.	What constitutes a quorum for the Annual Meeting?

A.	If a majority of the shares of Common Stock outstanding on the record date are present in person or represented by proxy at the Annual Meeting, we will have a quorum, permitting the conduction of business at the Annual Meeting. As of the record date, we had 26,920,412 shares of Common Stock outstanding and entitled to vote.

We will count abstentions and shares held by brokers or nominees who have not received instructions from the beneficial owner (broker non-votes) as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

Q.	What items will be voted on at the Annual Meeting and what is the required vote?

A.	As a shareholder, you are entitled to vote on the following proposals:

•	Proposal 1 — To elect the nine nominees to the Board as named in this proxy statement (see page 5);

•	Proposal 2 — To ratify the appointment of Ernst & Young LLP (Ernst & Young) as our independent registered public accounting firm for 2015 (see page 22);

•	Proposal 3 — To approve an amendment to the Company’s Retirement Plan for Non-Employee Directors (the Retirement Plan) to increase to 200,000 the Common Stock reserved for issuance (see page 38);

•	Proposal 4 — To approve, in an advisory vote, executive compensation (see page 41); and

•	To consider any other appropriate matters properly brought before the meeting or any adjournment or postponement of the meeting.

For Proposal 1, director nominees receiving an affirmative majority of votes cast (i.e., the number of shares cast “for” a director nominee must exceed the number of votes cast “against” that nominee) will be elected. Similarly, Proposals 2, 3 and 4 each require an affirmative majority of the votes cast (i.e., the number of shares cast “for” the proposal must exceed the number of votes cast “against” that proposal). We will not count shares that abstain from voting on a particular matter.

Although the advisory vote on executive compensation is non-binding, the Compensation Committee of the Board (the Compensation Committee) will consider and take into account the vote results in making future executive compensation determinations.

Q.	How will proxies be voted at the Annual Meeting?

A.	If you hold shares through a broker or nominee and do not provide the broker or nominee with specific voting instructions, under the rules that govern brokers or nominees in such circumstances, your broker or nominee will have the discretion to vote such shares on routine matters, but not on non-routine matters. As a result:

•

Your broker or nominee will not have the authority to exercise discretion to vote such shares with respect to Proposals 1, 3 and 4 because the New York Stock Exchange (the NYSE) rules treat these matters as non-routine; and

•	Your broker or nominee will have the authority to exercise discretion to vote such shares with respect to Proposal 2 because that matter is treated as routine under the NYSE rules

Broker non-votes will be counted as present for purposes of determining the presence or absence of a quorum but will otherwise have no effect on the outcome of the vote on Proposals 1, 3 and 4.

If you are a registered shareholder and no instructions are indicated on a properly executed proxy card submitted by you, the shares represented by the proxy will be voted FOR each of Proposals 1, 2, 3 and 4 and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting, or any adjournments or postponements thereof.

Q.	How do I cast a vote?

A.	You may vote by any of the following means:

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By Internet: Shareholders who received a Notice about the Internet availability of our proxy materials may submit proxies over the Internet by following the instructions on the Notice. Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies over the Internet by following the instructions on the proxy card or voting instruction card.

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By Telephone: If provided on your proxy card or voting instruction card and if you live in the United States or Canada, you may submit proxies by telephone by calling the telephone number indicated on the card and following the instructions. You will need to have the control number that appears on the card available when voting.

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By Mail: Shareholders who have received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying self-addressed envelope. No postage is necessary if mailed in the United States.

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In person, at the Annual Meeting: Shareholders who hold shares in their name as the shareholder of record may vote in person at the Annual Meeting. Shareholders who are beneficial owners but not shareholders of record may vote in person at the Annual Meeting only with a legal proxy obtained from their broker, trustee or nominee, as applicable.

Properly completed and submitted proxy cards and voting instruction cards, and proxies properly completed and submitted over the Internet, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein.

Q.	How do I vote if I am a participant in the PS Business Parks 401(k)/Profit Sharing Plan?

A.	If you hold your shares as a participant in the PS Business Parks 401(k)/Profit Sharing Plan (the 401(k) Plan), your proxy will serve as a voting instruction for the trustee of the 401(k) Plan with respect to the amount of shares of Common Stock credited to your account as of the record date. If you provide voting instructions via your proxy card or voting instruction card with respect to your shares of Common Stock held in the 401(k) Plan, the trustee will vote those shares of Common Stock in the manner specified. The trustee will vote any shares of Common Stock for which it does not receive instructions in the same proportion as the shares of Common Stock for which voting instructions have been received, unless the trustee is required by law to exercise its discretion in voting such shares.

To allow sufficient time for the trustee to vote your shares of Common Stock, the trustee must receive your voting instructions by 7:00 a.m., Pacific Daylight Time, on April 24, 2015.

Q.	Can I change my mind after I vote?

A.	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. To revoke your proxy, you must either:

•	file an instrument of revocation with our Corporate Secretary at our principal executive offices, 701 Western Avenue, Glendale, California 91201;

•	mail a new proxy card dated after the date of the proxy you wish to revoke to our Corporate Secretary at our principal executive offices;

•	submit a later dated proxy over the Internet in accordance with the instructions set forth on the Internet voting website; or

•	if you are a shareholder of record, or you obtain a legal proxy from your broker, trustee or nominee, as applicable, attend the Annual Meeting and vote in person.

If not revoked, we will vote the proxy at the Annual Meeting in accordance with your instructions indicated on the proxy card, voting instruction card or, if submitted over the Internet, as indicated on the submission.

Q.	Who bears the cost of this proxy solicitation?

A.	We bear all proxy solicitation costs. In addition to solicitations by mail, our Board, our officers and our regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, electronic transmission and personal interviews.

We will request brokers, banks, custodians and other fiduciaries to forward proxy soliciting materials to the beneficial owners of Common Stock. We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with distributing proxy materials. Alliance Advisors LLC may be retained as our proxy distribution agent, for which they would receive an estimated fee of $1,000 together with normal and customary expenses.

Q.	How can I contact PS Business Parks’ Transfer Agent?

A.	Please contact PS Business Parks’ transfer agent at the phone number or address listed below with questions concerning share certificates, dividend checks, transfer of ownership or other matters pertaining to your share account: American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, 800-937-5449.

Q.	What do I need to do now?

A.	You should carefully read and consider the information contained in this proxy statement. It contains important information about PS Business Parks that you should consider prior to casting your vote.

PROPOSAL 1

ELECTION OF DIRECTORS

In evaluating potential candidates for service on the Board, the Nominating/Corporate Governance Committee of our Board (the Nominating/Corporate Governance Committee) and the Board have and exercise broad discretion to select director candidates who will best serve the Board and PS Business Parks in the current and anticipated business environment. The goal in the vetting and nomination process is to achieve an appropriate balance of knowledge, experience and capability on the Board. The Board, through the Nominating/Corporate Governance Committee, considers the following experience, qualifications, attributes and skills of both potential trustee nominees and existing members of the Board:

• Senior leadership experience	• Capital markets/banking
• Accounting/financial expertise	• Government
• Public company board experience	• Legal and regulatory compliance
• Industry experience	• Diversity (gender, race, nationality and other attributes)
• Operational management

Our director nominees have qualifications, skills and experience relevant to our business. Each director has experience, mainly at senior executive levels, in other organizations, and a majority of the directors hold or have held directorships at other U.S. public companies. In these positions, our directors have served as chief executive officers, demonstrated leadership, intellectual and analytical skills and gained deep experience in management and corporate governance.

About the Director Nominees

Our Board consists of nine directors, seven of whom are independent. Each nominee is presently a director of PS Business Parks and was previously elected by our shareholders. The Nominating/Corporate Governance Committee recommended and the Board has nominated each of our incumbent directors for re-election to the Board for the one-year term beginning with our 2015 Annual Meeting, or until their successors, if any, are elected or appointed. We believe that each nominee for election as a director will be able to serve if elected.

Nominee	Principal Occupation and Business Experience During the Past Five Years

Ronald L. Havner, Jr. Age 57

Mr. Havner has been Chairman of the Board since March 1998 and has been Chairman and Chief Executive Officer of Public Storage, our largest shareholder (Public Storage), since August 2011 and November 2002, respectively. Mr. Havner also serves as a director of AvalonBay Communities, Inc. and California Resources Corp. Mr. Havner was the 2014 Chairman of the Board of Governors of the National Association of Real Estate Investment Trusts, Inc. (NAREIT).

His qualifications for election to the PS Business Parks Board include his extensive leadership experience and Company and industry knowledge as the Company’s previous Chief Executive Officer.

Joseph D. Russell, Jr. Age 55

Mr. Russell has been President and Chief Executive Officer and director of PS Business Parks since August 2003. Before joining PS Business Parks, Mr. Russell had been employed by Spieker Properties, an owner and operator of office and industrial properties in northern California (Spieker), and its predecessor for more than ten years, becoming an officer of Spieker when it became a publicly held REIT in 1993. He is a member of the Board of Governors of NAREIT.

Mr. Russell’s qualifications for election to the PS Business Parks Board include his leadership experience and Company and industry knowledge, including his more than 20 years involvement with publicly held REITs and extensive experience with office and industrial real estate.

Jennifer Holden Dunbar Age 52

Ms. Dunbar has been a director of PS Business Parks since February 2009. Ms. Dunbar has served as Co-Founder and Managing Director of Dunbar Partners, LLC, an investment and advisory services firm since March 2005. Ms. Dunbar is also a director of Big 5 Sporting Goods Corporation. Ms. Dunbar was recently nominated to serve on the Board of Trustees of PIMCO Funds and two related PIMCO trusts commencing April 2015.

Ms. Dunbar’s qualifications for election to the PS Business Parks Board include her financial expertise and her experience in private equity and experience with investments and mergers and acquisitions. She also has valuable and extensive experience as a member of several public company boards.

James H. Kropp Age 66

Mr. Kropp has been a director of PS Business Parks since March 1998. Mr. Kropp has served as Chief Investment Officer at SLKW Investments LLC since 2009 and as Chief Financial Officer of Microproperties LLC, an owner and asset manager of net leased restaurant properties, since August 2012. Mr. Kropp served as interim Chief Financial Officer of TaxEase LLC from 2009 to February 2013. Mr. Kropp is also a director of Corporate Capital Trust, Inc., a registered investment company, and American Homes 4 Rent LLC, a leader in the home rental market.

Mr. Kropp’s qualifications for election to the PS Business Parks Board include his knowledge of investment banking and capital markets, specializing in real estate securities, and his extensive experience with real estate businesses, including other REITs. He also has experience as a member of several public company boards.

Sara Grootwassink Lewis Age 47

Ms. Lewis has served as a director of PS Business Parks since February 2010. She is Chief Executive Officer of Lewis Corporate Advisors, LLC, a capital markets advisory firm. Ms. Lewis previously served as Executive Vice President and Chief Financial Officer of Washington Real Estate Investment Trust, which owns and operates a diversified group of properties in the Washington, D.C. area, from May 2002 through February 2009. Ms. Lewis is a director of Plum Creek Timber Company, Inc., Adamas Pharmaceuticals, Inc., and Sun Life Financial, and she served on the Board of CapitalSource, Inc. until its acquisition in 2014. Ms. Lewis was recently appointed to the Public Company Accounting Oversight Board (PCAOB) Standing Advisory Group for a three-year term.

Ms. Lewis’ qualifications for election to the PS Business Parks Board include her previous executive and financial experience at two other publicly traded REITs and her background as a Chartered Financial Analyst and Certified Public Accountant. She brings her extensive financial and real estate industry knowledge to the Board as well as her public company board experience.

Michael V. McGee Age 59

Mr. McGee has served as a director of PS Business Parks since August 2006. Mr. McGee was President and Chief Executive Officer of Pardee Homes (Pardee) from 2000 until his retirement in late 2013. Pardee was the largest wholly-owned subsidiary of Weyerhaeuser Real Estate Company, one of the 20 largest homebuilders in the U.S. and a subsidiary of Weyerhaeuser Company until its sale in 2014.

Mr. McGee’s qualifications for election to the PS Business Parks Board include his leadership and financial experience as the former President and Chief Executive Officer of Pardee. He also brings his extensive knowledge of the real estate industry and markets and legal training to the Board.

Gary E. Pruitt Age 65

Mr. Pruitt has served as a director of PS Business Parks since February 2012. He served as Chairman and Chief Executive Officer of Univar N.V. (Univar) from 2002 until his retirement as Chief Executive Officer in 2010 and as Chairman in 2011. Univar is a chemical distribution company based in Bellevue, Washington, with distribution centers in the United States, Canada and Europe. Mr. Pruitt is also a trustee of Public Storage and a director of Itron, Inc. and Esterline Technologies Corp.

Mr. Pruitt’s qualifications for election to the PS Business Parks Board include his leadership and financial experience as chairman and chief executive officer at Univar and his membership on the Board of Trustees of Public Storage.

Robert S. Rollo Age 67

Mr. Rollo has served as a director of PS Business Parks since October 2013. He most recently served as a Senior Partner at Heidrick and Struggles (Heidrick) in Los Angeles from 2006 until his retirement in 2012. Heidrick is a leading international leadership advisory and executive search firm. Mr. Rollo is a past trustee of the University of Southern California and is Chairman Emeritus of the Southern California Chapter of the National Association of Corporate Directors.

Mr. Rollo’s qualifications for election to the PS Business Parks Board include his extensive knowledge of and expertise in executive recruitment, compensation and development and talent management, along with his experience in corporate governance.

Peter Schultz Age 67

Mr. Schultz has served as a director of PS Business Parks since February 2012. He served as President, Chief Executive Officer and a director of The Beacon Group, Inc. (Beacon) and its affiliates for more than 25 years until his retirement in 2010. Beacon, based in Southern California, and its affiliates, is engaged in the development and management of more than three million square feet of retail, industrial, hospitality and residential projects.

Mr. Schultz’s qualifications for election to the PS Business Parks Board include his leadership and extensive real estate experience as President, Chief Executive Officer and director of Beacon and its affiliates.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE ELECTION TO THE BOARD OF DIRECTORS OF EACH NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Policies, Code of Ethics and Business Conduct Standards

The Board has adopted the following corporate governance documents, which establish the framework for our corporate governance and outline the general practice of our Board with respect to board structure, function and conduct, and board and committee organization. The Corporate Governance Guidelines (as defined below) are reviewed at least annually by the Nominating/Corporate Governance Committee, which makes recommendations for any changes to the Board.

•	PS Business Parks Corporate Governance Guidelines and Director Code of Ethics (the Corporate Governance Guidelines)

•	Charter

•	Bylaws

•	Charters of our standing committees of the Board (the Committee Charters)

•	Business Conduct Standards applicable to our officers and employees (the BCS)

•	Code of Ethics for our senior financial officers (the Code of Ethics)

You can access our current Corporate Governance Guidelines, BCS, Code of Ethics and Committee Charters in the “Investor Relations” section of our website, www.psbusinessparks.com, or by writing to the Company’s Investor Services Department, 701 Western Avenue, Glendale, California 91201-2349.

We will disclose any amendments or waivers to the Code of Ethics on our website or in accordance with the Securities and Exchange Commission (the SEC) and NYSE requirements.

Board Leadership

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer. Ronald L. Havner, Jr., has served as Chairman of the Board since March 1998. He is also Chairman and Chief Executive Officer of Public Storage. Mr. Havner has been involved with the Company since its founding and has extensive knowledge of the Company, the markets in which it operates and the real estate industry. Joseph D. Russell, Jr., has been our President and Chief Executive Officer since August 2003 and is also a member of our Board. Mr. Russell is the only management director on our Board and he brings in-depth knowledge of the issues, opportunities and risks facing the Company, our business and our industry and is most familiar with day-to-day operations, management and profitable growth of PS Business Parks.

We do not have a policy against one individual holding the position of Chairman and Chief Executive Officer. Rather, the Board evaluates the desirability of having a combined or separate Chairman and Chief Executive Officer from time-to-time and adopts a structure based on what it believes is in the best interests of PS Business Parks and its shareholders. Currently, the Board believes that having a separate Chairman and Chief Executive Officer is serving the interests of the Company and its shareholders well.

In addition, the Board has established a position of independent presiding director, to provide an independent director with a leadership role on the Board. The independent presiding director presides at meetings of all non-management directors in executive session without the presence of management. These meetings are held on a regular basis in connection with each regularly scheduled board meeting and at the request of any non-management director. In addition, the independent directors meet separately at least once annually. These sessions are designed to encourage open board discussion of any matter of interest without the Chief Executive Officer or any other members of management present. The position of independent presiding director generally rotates annually among the chairs of the standing committees of the Board. Sara Grootwassink Lewis, Chair of the Audit Committee, is the independent presiding director for meetings of the non-management directors for 2015.

Board Responsibilities and Oversight of Risk Management

The Board is responsible for overseeing our Company’s approach to major risks and our policies for assessing and managing these risks. In connection with its oversight function, the Board regularly receives presentations from management on areas of risk facing our business. The Board and management actively engage in discussions about these potential and perceived risks to the business.

In addition, the Board is assisted in its oversight responsibilities by the standing Board committees, which have assigned areas of oversight responsibility for various matters as described in the Committee Charters and as provided in NYSE rules. For example, the Audit Committee of our Board (the Audit Committee) assists the Board in oversight of the integrity of our financial statements, the qualifications and independence of our independent registered public accounting firm and the performance of our internal audit function and independent registered public accounting firm. Pursuant to its charter, the Audit Committee also considers our policies with respect to risk assessment and risk management. The Audit Committee also reviews various potential areas of financial risk in detail on a regular basis. The Compensation Committee oversees the compensation of our Chief Executive Officer and other executive officers and evaluates the appropriate compensation incentives to motivate senior management to grow long-term shareholder returns without undue risk taking.

The Board committees also hear reports from the members of management to enable each committee to understand and discuss risk identification and risk management. The chairman of each of the Board’s standing committees reports on the discussion to the full Board at the next board meeting. All directors have access to members of management in the event a director wishes to follow up on items discussed outside the board meeting.

Oversight of Compensation Risks. With respect to consideration of risks related to compensation, in February 2015, the Compensation Committee considered a report from management concerning its review of potential risks related to compensation policies and practices applicable to all of the Company’s employees. The Committee also considered management’s conclusion that the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.

In connection with preparing the report for the Compensation Committee’s consideration, members of our senior management team, including our Chief Executive Officer, reviewed the target metrics for all of our employee incentive compensation plans. At the completion of the review, management concluded that the incentive compensation plans did not create any significant motivation or opportunity for employees to take undue risks to achieve an incentive compensation award. Instead, management concluded that employees who are eligible for incentive compensation are properly incentivized to achieve short- and long-term Company goals without creating undue risks for the Company. Following completion of its review, members of our senior management discussed the results of management’s compensation risk assessment with the Compensation Committee. The Compensation Committee, following discussion, reached a similar conclusion. The Committee expects to further review compensation risks from time to time.

Board Meetings

The Board meets at regularly scheduled intervals and may hold additional special meetings as necessary or desirable in furtherance of its oversight responsibilities. As described above, the non-management directors generally meet in executive session without the presence of management in connection with each regularly scheduled board meeting.

Board Orientation and Education

Each new director participates in an orientation program and receives material and briefings concerning our business, industry, management and corporate governance policies and practices. Continuing education is provided for all directors through board materials and presentations, discussions with management and the opportunity to attend external board education programs.

Director Stock Ownership Policy

Pursuant to the Corporate Governance Guidelines, each non-management director is encouraged to have a significant stock ownership in the Company. All directors are expected, within three years of election, to own at least $100,000 of common stock of the Company, determined by using the acquisition price. All of our directors meet this stock ownership requirement.

Board Retirement Policy

The Corporate Governance Guidelines provide that no person will be nominated for election to the Board if he or she would attain the age of 73 during such term. The Board has discretion to make exceptions to the policy to provide for a transition period of service.

Committees of the Board of Directors

Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee. Each of the standing committees operates pursuant to a written charter, which can be viewed at our website at www.psbusinessparks.com/corpGov.html. A print copy will be provided to any shareholder who requests a copy by writing to the Company’s Secretary at PS Business Parks, Inc., 701 Western Avenue, Glendale, CA 91201-2349.

Our three standing committees are described below.

Audit Committee

The primary functions of the Audit Committee are to assist the Board in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	compliance with legal and regulatory requirements;

•	the qualifications, independence and performance of the independent registered public accounting firm; and

•	the scope and results of internal audits, the Company’s internal controls over financial reporting and the performance of the Company’s internal audit function.

Among other things, the Audit Committee appoints, evaluates and determines the compensation of the independent registered public accounting firm; reviews and approves the scope of the annual audit, the audit fee and the financial statements; approves all other services and fees performed by the independent registered public accounting firm; prepares the Audit Committee Report for inclusion in the annual proxy statement; and annually reviews its charter and performance. Additionally, the Audit Committee reviews and discusses with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor any significant non-financial risk exposures and related policies and practices to assess and control such exposures, including the Company’s risk assessment and risk management policies.

The Board has determined that each member of the Audit Committee meets the financial literacy and independence standards of the NYSE. The Board has also determined that each member of the Audit Committee qualifies as an audit committee financial expert within the meaning of the rules of the SEC and NYSE.

Compensation Committee

The primary functions of the Compensation Committee as set forth in its charter are to:

•	determine, either as a committee or together with other independent directors, the compensation of the Company’s Chief Executive Officer;

•	determine the compensation of other executive officers;

•	administer the Company’s equity and executive officer incentive compensation plans;

•

review and discuss with management the Compensation Discussion and Analysis (CD&A) to be included in the proxy statement and incorporated by reference into the Annual Report on Form 10-K and to recommend to the Board inclusion of the CD&A in the Form 10-K and proxy statement;

•	provide a description of the processes and procedures for the consideration and determination of executive compensation for inclusion in the Company’s annual proxy statement;

•	review with management its annual assessment of potential risks related to the Company’s compensation policies and practices applicable to all employees;

•	review the advisory shareholder vote on the Company’s executive compensation programs;

•	produce the Compensation Committee Report for inclusion in the annual proxy statement; and

•	evaluate its performance annually.

The Compensation Committee has not delegated any of its responsibilities to individual members of the committee or to a subcommittee of the committee, although it has the discretion to do so.

As required by the charter, during 2014, the Compensation Committee and in some instances, the Compensation Committee and the independent members of the Board, made all final compensation decisions for our named executive officers (the named executive officers), including the named executive officers set forth in the Summary Compensation Table below. The Compensation Committee has the sole authority to retain outside compensation consultants for advice, but historically and for 2014, has not done so, relying instead on surveys of publicly available information for information about senior executive compensation at similar companies. For a discussion of the Compensation Committee’s use of survey information in 2014, as well as the role of Mr. Russell, our Chief Executive Officer, in determining or recommending the amount of compensation paid to our named executive officers in 2014, see the CD&A beginning on page 26.

Nominating/Corporate Governance Committee

The primary functions of the Nominating/Corporate Governance Committee are to:

•	identify, evaluate and make recommendations to the Board for director nominees for each annual shareholder meeting and to fill any vacancy on the Board;

•	develop a set of corporate governance principles applicable to the Company and to review and assess the adequacy of those guidelines on an ongoing basis and recommend any changes to the Board; and

•	oversee the annual Board assessment of Board performance.

The Nominating/Corporate Governance Committee will consider properly submitted shareholder nominations for candidates for the Board. See “Consideration of Candidates for Director” below. Other duties and responsibilities include periodically reviewing the structure, size, composition and operation of the Board and each Board committee; recommending assignments of directors to Board committees; conducting a preliminary review of director independence; overseeing director orientation; and annually reviewing and evaluating its charter and performance.

Director Independence

The Board evaluates the independence of each director annually based on information supplied by directors and the Company, and on the recommendations of the Nominating/Corporate Governance Committee. The Corporate Governance Guidelines require that a majority of the directors be independent in accordance with the requirements of the NYSE. A director qualifies as independent unless the Board determines that the director has a material relationship with PS Business Parks, based on all relevant facts and circumstances, in accordance with NYSE rules. Material relationships may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships, and the Board also considers the director’s relationships with Public Storage.

Following its annual review of each director’s independence, in February 2015, the Nominating/Corporate Governance Committee recommended to the Board and the Board determined that (1) each member of the Board, other than Ronald L. Havner, Jr. and Joseph D. Russell, Jr., is independent pursuant to the rules of the NYSE, and (2) each Audit Committee member as well as each Compensation Committee member meets the additional independence requirements of the rules of the SEC. Mr. Russell was deemed not independent because he serves as Chief Executive Officer and President of PS Business Parks. Mr. Havner was deemed not independent because he is Chairman, Chief Executive Officer and President of Public Storage. Mr. Pruitt is independent because he serves only as a Board member and not also an executive officer of Public Storage and PS Business Parks. Relationships between Public Storage and PS Business Parks are described on page 20.

Compensation of Directors

The Compensation Committee periodically reviews the Company’s non-employee director compensation and recommends any changes to the Board. The Board makes the final determination as to director compensation. The Board has approved the mix of cash and equity compensation described below.

Retainers and Meeting Fees. Retainers are paid in cash quarterly and are pro-rated when a director joins the Board other than at the beginning of a calendar year. During 2014, each non-employee director was entitled to receive the following retainers and meeting fees for Board and Board committee service:

Annual Retainer
Board member	$25,000
Audit Committee Chair’s supplemental retainer	$10,000
Other standing Committee Chairs’ supplemental retainer	$5,000
Board meeting attendance (per meeting attended in person)	$1,000
Board meeting attendance (per meeting attended by telephone)	$500
Board committee meeting attendance (per meeting attended in person)	$1,000
Board committee meeting attendance (per meeting attended by telephone)	$500

Equity Awards. Each new non-employee director is, upon the date of his or her initial election by the

Board or the shareholders to serve as a non-employee director, automatically granted an option to purchase 10,000 shares of Common Stock, which vests in five equal annual installments beginning one year from the date of grant, subject to continued service.

Annually, each non-employee director receives a non-qualified stock option to purchase 2,000 shares of Common Stock, which vests in five equal annual installments beginning one year from the date of grant based on continued service. The annual grants are made immediately following the annual meeting of shareholders at the closing price for the Common Stock on the NYSE on such date.

Upon the retirement of a director from the Board because the director is not nominated for re-election due to the Board’s Mandatory Retirement Policy, all outstanding options held by the director vest effective with the date of his or her retirement and the director has one year to exercise all vested options.

Retirement Stock Grants. Under the Retirement Plan, each non-employee director of the Company receives, upon retirement as a director of the Company, 1,000 shares of fully-vested Common Stock for each full year of service as a non-employee director of the Company, up to a maximum of 8,000 shares. The awards are intended to retain and reward long-term service on the Board and to provide equity compensation to Board members. Directors receive any dividends paid on vested shares. At December 31, 2014, Messrs. Havner, Kropp and McGee were each entitled to receive 8,000 fully-vested shares of Common Stock upon retirement; Ms. Dunbar was entitled to receive 5,000 shares; Ms. Lewis was entitled to receive 4,000 shares; Messrs. Pruitt and Schultz were each entitled to 2,000 shares; and Mr. Rollo was entitled to receive 1,000 shares. As of December 31, 2014, the value of each award of 8,000 shares was $636,320; the value of 5,000 shares was $397,700; the value of 4,000 shares was $318,160; the value of 2,000 shares was $159,080; and the value of 1,000 shares was $79,540, each based on the closing price of $79.54 of our common stock on December 31, 2014.

Director Compensation in Fiscal 2014. The following table presents the compensation provided by the Company to our directors for the fiscal year ended December 31, 2014:

Name	Fees Earned or Paid in Cash	Director Retirement Shares (b)	Option Awards (c)	All Other Compensation (d)	Total
Ronald L. Havner, Jr. (a)	—	$80,870	$21,900	$36,500	$139,270
Jennifer Holden Dunbar	$37,500	$80,870	$21,900	$23,750	$164,020
James H. Kropp	$41,500	$80,870	$21,900	$36,500	$180,770
Sara Grootwassink Lewis	$47,500	$80,870	$21,900	$19,000	$169,270
Michael V. McGee	$41,500	$80,870	$21,900	$36,500	$180,770
Gary E. Pruitt	$33,000	$80,870	$21,900	$9,500	$145,270
Robert S. Rollo	$33,000	$80,870	$21,900	$3,750	$139,520
Peter Schultz	$33,500	$80,870	$21,900	$9,500	$145,770

(a)	Ronald L. Havner, Jr., Chairman, and Joseph D. Russell, Jr. are also directors but did not receive any cash compensation for service as directors during 2014. Mr. Russell is also not eligible to participate in the retirement stock award program described above. Mr. Russell’s compensation as Chief Executive Officer and President is set forth below beginning on page 33.

(b)	Following an amendment to the Retirement Plan, each non-employee director of the Company now can receive, upon retirement as a director of the Company (and provided he/she has completed eight years or more of service), 8,000 shares of Common Stock, an increase of 1,000 shares from the prior limit of 7,000 shares. The amount shown is calculated by multiplying the fair value of our Common Stock on the effective date of the change to the Retirement Plan by 1,000 shares.

(c)

Reflects the fair value on the date of grant of option awards during 2014. As of December 31, 2014, each director as of such date had the following number of options outstanding: Jennifer Holden Dunbar, 18,994 of which 12,912 are vested; Ronald L. Havner, Jr., 24,685 of which 18,603 are vested; James H. Kropp, 18,477 of which 12,395 are vested; Sara Grootwassink Lewis, 14,342 of which 6,192 are vested; Michael V. McGee, 26,751 of which 20,669 are vested; Gary E. Pruitt, 16,410 of which 5,364 are vested; Robert S. Rollo, 12,353 of which 2,071 are vested; Peter Schultz, 16,410 of which 5,364 are vested; and Joseph D. Russell, Jr., 50,686 of which 37,239 are vested. For a more detailed discussion of assumptions used in the calculation of these amounts, refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2015.

(d)	All other compensation consists of dividend equivalents paid on vested retirement shares.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of James H. Kropp (Chairman), Jennifer Holden Dunbar, Michael V. McGee, Gary E. Pruitt and Robert S. Rollo, none of whom has ever been an employee of the Company. No member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of SEC Regulation S-K. No executive officer of PS Business Parks served on the compensation committee or board of directors of any other entity which has an executive officer who also served on our Compensation Committee or Board at any time during 2014.

Messrs. Havner and Russell are present or former officers of the Company and are members of the Board.

Consideration of Candidates for Director

Shareholder Recommendations. The policy of the Nominating/Corporate Governance Committee to consider properly submitted shareholder recommendations for candidates for membership on the Board is described below under “Identifying and Evaluating Nominees for Directors.” Under this policy, shareholder recommendations may only be submitted by a shareholder entitled to submit shareholder proposals under the SEC rules. Any shareholder recommendations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for board membership, including the information required under Regulation 14A under the Securities Exchange Act of 1934, as amended (the Exchange Act), and should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349. Recommendations should be submitted in the time frame described in this proxy statement under “Deadlines for Receipt of Shareholder Proposals for Consideration at the 2016 Annual Meeting” on page 43.

Director Qualifications. Members of the Board should have high professional and personal ethics and values. They should have broad experience at the policy-making level in business or other relevant experience. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders. In general, the Board seeks to add directors who meet the independence requirements of the NYSE rules. In addition, director candidates must submit a completed director questionnaire concerning matters related to independence determination, the determination of whether a candidate qualifies as an audit committee financial expert and other proxy disclosure matters and must satisfactorily complete a background investigation by a third-party firm.

The Board has delegated to the Nominating/Corporate Governance Committee responsibility for recommending to the Board new directors for election and assessing the skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment includes directors’ qualifications as independent, as well as consideration of skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision and experience, all in the context of an assessment of the perceived needs of the Board at that time. Although the Nominating/Corporate Governance Committee does not have and does not believe there is a need for a formal policy concerning diversity, it seeks to ensure that a diversity of experience and viewpoints are represented on the Board and is also guided by the principles set forth in the Committee charter. There are no other policies or guidelines that limit the selection of director candidates by the Nominating/Corporate Governance Committee, and the Committee and the Board have and exercise broad discretion to select director candidates who will best serve the Board, PS Business Parks and its shareholders.

Identifying and Evaluating Nominees for Directors. The Nominating/Corporate Governance Committee

utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director.

Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at meetings of the Nominating/Corporate Governance Committee and may be considered at any point during the year.

As described above, the Nominating/Corporate Governance Committee considers properly submitted shareholder nominations of candidates for the Board in the same manner as other candidates. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Nominating/Corporate Governance Committee prior to the issuance of the proxy statement for the annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. The Nominating/Corporate Governance Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

Communications with the Board of Directors

The Company provides a process by which shareholders and interested parties may communicate with the Board. Any shareholder communication to the Board should be addressed to: Board of Directors, c/o Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349. Communications that are intended for a specified individual director or group of directors should be addressed to the director(s) c/o Secretary at the above address, and all such communications received will be forwarded to the designated director(s).

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of the dates indicated with respect to persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock:

	Shares of Common Stock Beneficially Owned
Name and Address	Number of Shares	Percent of Class (1)
Public Storage 701 Western Avenue Glendale, California 91201-2349 (2)	7,158,354	26.59%

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355 (3)	2,808,967	10.43%

BlackRock, Inc. 55 East 52nd Street New York, NY 10022 (4)	2,317,690	8.61%

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 (5)	2,603,470	9.67%

Vanguard Specialized Funds 100 Vanguard Blvd. Malvern, PA 19355 (6)	1,499,078	5.57%

(1)	The percent of class is calculated using the common stock ownership numbers as of the dates indicated below divided by shares outstanding on March 2, 2015 of 26,920,412 shares of Common Stock.

(2)	Holdings reported are as of March 2, 2015. The reporting persons listed above have filed a joint Schedule 13D, amended as of November 8, 2013. Public Storage has sole voting and dispositive power with respect to all such shares. The 7,158,354 shares of Common Stock in the above table do not include 7,305,355 Units held by Public Storage and affiliated partnerships which (pursuant to the terms of the agreement of limited partnership of our operating partnership) are redeemable by the holder for cash or, at the Company’s election, for shares of the Company’s common stock on a one-for-one basis. Upon conversion of the Units to Common Stock, Public Storage and its affiliated partnerships would own approximately 42.3% of the Common Stock (based upon the Common Stock outstanding at March 2, 2015 and assuming such conversion).

(3)	Holdings reported as of December 31, 2014 as set forth in Schedule 13G filed on February 10, 2015 by The Vanguard Group, Inc., as investment adviser of its clients to report sole dispositive power with respect to 2,765,216 shares, sole voting power with respect to 55,891 shares, shared voting power with respect to 15,750 shares and shared dispositive power with respect to 43,751 shares.

(4)	Holdings reported as of December 31, 2014 as set forth in Schedule 13G filed on January 22, 2015 by BlackRock, Inc. and certain affiliates to report beneficial ownership and sole dispositive power with respect to 2,317,690 shares and sole voting power with respect to 2,212,152 shares.

(5)

Holdings reported as of December 31, 2014 as set forth in Schedule 13G filed on February 13, 2015 by T. Rowe Price Associates, Inc. (Price Associates), as investment adviser of its clients to report sole voting power with respect to 313,981 shares and sole dispositive power with respect to 2,603,470 shares. For SEC reporting purposes, Price Associates is deemed to be a beneficial owner of these securities. However, Price Associates has expressly disclaimed that it is an owner of such securities.

(6)	Holdings reported as of December 31, 2014 as set forth on a Schedule 13G filed on February 6, 2015 by Vanguard Specialized Funds to report sole voting power with respect to 1,499,078 shares.

Security Beneficial Ownership of Directors and Management

The following table sets forth information as of March 2, 2015 concerning the beneficial ownership of Common Stock of each director of the Company, the Company’s Chief Executive Officer, the Chief Financial Officer and the other two most highly compensated persons who were executive officers of the Company on December 31, 2014 and all directors and executive officers as a group:

	Shares of Common Stock: Beneficially Owned (excluding options) (1) Shares Subject to Options (2)
Name	Number of Shares		Percent of Class
Ronald L. Havner, Jr.	198,584	(1)(3)	*
	19,417	(2)	*

	218,001		*

Joseph D. Russell, Jr.	35,283	(1)	*
	50,686	(2)	*

	85,969		*

Jennifer Holden Dunbar	2,925	(1)(4)	*
	13,726	(2)	*

	16,651		*

Sara Grootwassink Lewis	3,000	(1)	*
	9,074	(2)	*

	12,074		*

James H. Kropp	12,425	(5)	*
	13,209	(2)	*

	25,634		*

Michael V. McGee	2,500	(6)	*
	21,483	(2)	*

	23,983		*

Gary E. Pruitt	2,000	(1)	*
	8,247	(2)	*

	10,247		*

Robert S. Rollo	1,302	(1)	*
	2,471	(2)	*

	3,773		*

Peter Schultz	1,210	(2)	*
	8,247	(2)	*

	9,457		*

	Shares of Common Stock: Beneficially Owned (excluding options) (1) Shares Subject to Options (2)
Name	Number of Shares		Percent of Class

John W. Petersen	8,804	(1)	*
	46,548	(2)	*

	55,352		*

Edward A. Stokx	6,321	(1)	*
	29,997	(2)	*

	36,318		*

Maria R. Hawthorne	12,771	(1)	*
	16,550	(2)	*

	29,321		*

All Directors and Executive Officers as a	287,125	(1)(3)(4)(5)(6)	1%
Group (12 persons)	239,655	(2)	*

	526,780		1.9%

*	Less than 1%

(1)	Represents shares of Common Stock beneficially owned as of March 2, 2015. Except as otherwise indicated and subject to applicable community property and similar statutes, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares. Includes shares credited to the accounts of the executive officers of the Company that are held in the 401(k) Plan. Does not include restricted stock units described in the Grants of Plan-Based Awards table unless such units would vest and be issued within 60 days of the date of this table. The percentage held is calculated using the outstanding common shares on March 2, 2015 of 26,920,412 shares.

(2)	Represents options exercisable within 60 days of March 2, 2015 to purchase shares of Common Stock.

(3)	Includes 190,584 shares held by Mr. Havner and his spouse as trustees of the Havner Family Trust. Includes 1,500 shares held by a custodian of an IRA for the benefit of Mr. Havner and 2,500 shares held by a custodian of an IRA for Mr. Havner’s spouse as to which she has investment power. Includes 4,000 shares owned by the Havner Family Foundation of which Mr. Havner and his wife are co-trustees but with respect to which Mr. and Mrs. Havner disclaim any beneficial interest. Does not include shares owned by Public Storage as to which Mr. Havner disclaims beneficial ownership. Mr. Havner is Chairman of the Board, President and Chief Executive Officer of Public Storage. See “Security Ownership of Certain Beneficial Owners and Management” on page 16 for Public Storage ownership.

(4)	All the shares are held by Ms. Dunbar and her spouse as trustees of the Lilac II Trust.

(5)	Includes 4,491 shares held by custodian of an IRA for the benefit of Mr. Kropp.

(6)	All the shares are held by a custodian of an IRA for the benefit of Mr. McGee.

Policy Regarding Pledging of Shares

Our insider trading policy discourages (but does not prohibit) the pledging of shares of Common Stock by insiders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of any registered class of the Company’s equity securities to file reports of ownership and changes of ownership of those securities with the SEC and the NYSE. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to provide the Company with a copy of all Section 10(a) forms that they file. Based on a review of the reports submitted to the Company and of filings on the SEC’s EDGAR website and of written representations from executive officers and directors, the Company believes that all directors and officers filed timely reports.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Approval Policies and Procedures

With respect to transactions involving our directors, our Code of Ethics provides for review by the Board of related party transactions that might present a possible conflict of interest. The Nominating/Corporate Governance Committee reviews related party transactions involving Board members pursuant to the Code of Ethics. Directors are requested to submit information in advance to the Nominating/Corporate Governance Committee. The Committee considers the matters submitted to it and makes a recommendation to the Board with respect to any action to be taken. The director with an actual, potential or apparent conflict of interest does not participate in the decision-making process related to the transaction.

Our executive officers are subject to our BCS. Under the BCS, executive officers are required to discuss and seek pre-approval of the Chief Executive Officer for any potential conflicts of interest. In addition, the Audit Committee reviews, on an ongoing basis, related party transactions involving our executive officers and directors or Public Storage that may require Board pre-approval under applicable law or may be required to be disclosed in our financial statements.

Relationship with Public Storage

The properties in which the Company has an equity interest are generally owned by the operating partnership. As of March 6, 2015, the Company owned approximately 77.8% of the operating partnership’s common partnership units. The remaining common partnership units were owned by Public Storage. The 7,305,355 Units held by Public Storage and affiliated partnerships are redeemable (pursuant to the terms of the agreement of limited partnership of the operating partnership) by the holder for cash or, at the Company’s election, for shares of our Common Stock on a one-for-one basis. Upon conversion of the Units to Common Stock, Public Storage and its affiliated partnerships would own approximately 42.3% of the Common Stock (based upon the Common Stock outstanding at March 6, 2015 and assuming such conversion).

Management Agreement with Affiliates

The operating partnership operates industrial, retail and office facilities for Public Storage and partnerships and joint ventures of which Public Storage is a general partner or joint venturer (the Affiliated Entities) pursuant to a management agreement under which Public Storage and the Affiliated Entities pay to the operating partnership a fee of 5% of the gross revenues of the facilities operated for Public Storage and the Affiliated Entities. During 2014, Public Storage and the Affiliated Entities paid fees of approximately $660,000 to the operating partnership pursuant to that management agreement. As to facilities directly owned by Public Storage, the management agreement has a seven-year term with the term being automatically extended for one year on each anniversary date (thereby maintaining a seven-year term) unless either party (Public Storage or the operating partnership) notifies the other that the management agreement is not being extended, in which case it expires, as to such facilities, on the first anniversary of its then scheduled expiration date. As to facilities owned by the Affiliated Entities, the management agreement may be terminated as to such facilities upon 60 days’ notice by Public Storage (on behalf of the Affiliated Entity) and upon seven years’ notice by the operating partnership.

Public Storage also provides property management services for the self-storage component of two assets owned by the Company. These self-storage facilities, located in Palm Beach County, Florida, operate under the “Public Storage” name. Under the property management contracts, Public Storage is compensated based on a percentage of the gross revenues of the facilities managed. Under the supervision of the Company, Public Storage coordinates rental policies, rent collections, marketing activities, the purchase of equipment and supplies, maintenance activities and the selection and engagement of vendors, suppliers and independent contractors. In addition, Public Storage assists and advises the Company in establishing policies for the hire, discharge and supervision of employees for the operation of these facilities, including on-site managers, assistant managers and associate managers. Both the Company and Public Storage can cancel the property management contract upon 60 days’ notice. Management fee expenses under the contract were approximately $70,000 for the year ended December 31, 2014.

We had net amounts due from Public Storage of $166,000 at December 31, 2014 for these contracts, as well as for certain operating expenses paid by us on behalf of Public Storage.

Public Storage also owns and licenses the PS Business Parks name and logo to the Company under a royalty-free license that may be terminated upon six-months’ notice to the Company.

Cost Sharing Arrangements with Affiliates and Other Transactions

Pursuant to a cost sharing and administration services agreement, PS Business Parks shares the cost of certain administrative services and rental of corporate office space with Public Storage and its affiliates. During 2014 we paid costs totaling approximately $451,000.

Ronald L. Havner, Jr., Chairman of the Board, is also Chairman of the Board, Chief Executive Officer and President of Public Storage. Gary E. Pruitt, a director, is also a member of the Public Storage Board.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board recommends that shareholders ratify the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm (Independent Accountants) for the fiscal year ending December 31, 2015. Ernst & Young has acted as the Independent Accountants since the Company’s organization in 1990.

Ratification is not required by the Company’s bylaws, but the Board believes that shareholder ratification of the appointment is good corporate governance. If shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider its selection, but may nevertheless determine to do so. Even if the appointment of Ernst & Young is ratified by the shareholders, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that a change would be in the best interest of the Company and its shareholders.

Representatives from Ernst & Young will be in attendance at the 2015 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table shows the fees billed or expected to be billed to the Company by Ernst & Young for audit and other services provided for fiscal 2014 and 2013:

	2014	2013
Audit fees (1)	$460,000	$477,000
Audit-related fees (2)	$20,000	$20,000
Tax Fees (3)	$87,000	$59,000

Total	$567,000	$556,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of the Company’s annual financial statements and internal control over financial reporting, review of the quarterly financial statements included in the Company’s quarterly reports on Form 10-Q and services in connection with the Company’s registration statements, securities offerings and audits of financial statements of certain acquired assets.

(2)	Audit-related fees represent professional fees provided in connection with the audit of the Company’s 401(k)/Profit Sharing Plan and property acquisition audits.

(3)	During 2014 and 2013, all of the tax services consisted of tax compliance and consulting services.

Auditor Independence

The Audit Committee has determined that the Independent Accountants’ provision of the non-audit services described above is compatible with maintaining the Independent Accountants’ independence.

Policy to Approve Ernst & Young LLP Services

The Audit Committee has adopted a pre-approval policy relating to services performed by the Company’s independent registered public accounting firm. Under this policy, the Audit Committee of the Company pre-approved all services performed by Ernst & Young during 2014, including those listed in the previous table. The Chairman of the Audit Committee has the authority to grant required approvals between meetings of the Audit Committee, provided that any exercise of this authority is presented at the next committee meeting.

Audit Committee Report

The Audit Committee’s responsibilities include appointing the Company’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm and assisting the Board in providing oversight to the Company’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditors and management to review accounting, auditing, internal controls and financial reporting matters.

In fulfilling its responsibilities, the Audit Committee meets with the Company’s independent registered public accounting firm, internal auditor and management to review accounting auditing internal controls and financial reporting matters. Management is responsible for the Company’s financial statements, including the estimates and judgments on which they are based, for maintaining effective internal controls over financial reporting and for assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Company’s management and of the Company’s independent registered public accounting firm.

In connection with its oversight responsibilities related to the Company’s financial statements included in the Company’s Annual Report on Form 10-K, the Audit Committee met with management and Ernst & Young LLP, the Company’s independent registered public accounting firm, and reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by PCAOB Auditing Standard No. 16 (Communication with Audit Committees), as modified or supplemented. The Audit Committee also discussed with the Independent Accountants the overall scope and plans for the annual audit, the results of their examinations, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Company and its affiliates is compatible with the firm’s independence.

During 2014, management documented, tested and evaluated the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and SEC regulations adopted thereunder. The Audit Committee met with representatives of management, the internal auditors, legal counsel and the independent registered public accounting firm on a regular basis throughout the year to discuss the progress of the process. At the conclusion of this process, the Audit Committee received from management its assessment and report on the effectiveness of the Company’s internal controls over financial reporting. In addition, the Audit Committee received from Ernst & Young LLP its attestation report on the Company’s internal control over financial reporting. These assessments and reports are as of December 31, 2014. The Audit Committee reviewed and discussed the results of management’s assessment and Ernst & Young LLP’s attestation.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015 and recommended that the Board submit this appointment to the Company’s shareholders for ratification at the 2015 Annual Meeting.

THE AUDIT COMMITTEE

Sara Grootwassink Lewis, Chair

Jennifer Holden Dunbar

Peter Schultz

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

EXECUTIVE OFFICERS

The following is a biographical summary of the executive officers of the Company that are not also serving as a director:

John W. Petersen, age 51, has been Executive Vice President and Chief Operating Officer since he joined the Company in December, 2004. Prior to joining the Company, Mr. Petersen was Senior Vice President, San Jose Region, for Equity Office Properties from July, 2001 to December, 2004, responsible for 11.3 million square feet of multi-tenant office, industrial and R&D space in Silicon Valley. Prior to EOP, Mr. Petersen was Senior Vice President with Spieker Properties, from 1995 to 2001 overseeing the growth of that company’s portfolio in San Jose, through acquisition and development of nearly three million square feet. Mr. Petersen is a graduate of The Colorado College in Colorado Springs, Colorado, and was recently the President of National Association of Industrial and Office Parks, Silicon Valley Chapter.

Edward A. Stokx, age 49, a certified public accountant, has been Chief Financial Officer and Secretary of the Company since December, 2003 and Executive Vice President since March, 2004. Mr. Stokx has overall responsibility for the Company’s finance and accounting functions. In addition, he has responsibility for executing the Company’s financial initiatives. Mr. Stokx joined Center Trust, a developer, owner, and operator of retail shopping centers in 1997. Prior to his promotion to Chief Financial Officer and Secretary in 2001, he served as Senior Vice President, Finance and Controller. After Center Trust’s merger in January, 2003 with another public REIT, Mr. Stokx provided consulting services to various entities. Prior to joining Center Trust, Mr. Stokx was with Deloitte and Touche from 1989 to 1997, with a focus on real estate clients. Mr. Stokx earned a Bachelor of Science degree in Accounting from Loyola Marymount University.

Maria R. Hawthorne, age 55, was promoted to Executive Vice President, Chief Administrative Officer of the Company in July, 2013. Ms. Hawthorne most recently served as Executive Vice President, East Coast from February, 2011 to July, 2013. Ms. Hawthorne served as Senior Vice President from March, 2004 to February, 2011, with responsibility for property operations on the East Coast, which includes Northern Virginia, Maryland and South Florida. From June, 2001 through March, 2004, Ms. Hawthorne was Vice President of the Company, responsible for property operations in Virginia. From July, 1994 to June, 2001, Ms. Hawthorne was a Regional Manager of the Company in Virginia. From August, 1988 to July, 1994, Ms. Hawthorne was a General Manager, Leasing Director and Property Manager for American Office Park Properties. Ms. Hawthorne earned a Bachelor of Arts Degree in International Relations from Pomona College.

COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS

The following section summarizes our philosophy and objectives regarding the compensation of our named executive officers, including how we determine the elements and amounts of executive compensation. This section should be read in conjunction with our tabular disclosures regarding the compensation of our named executive officers in the year ended December 31, 2014 and the report of the Compensation Committee of our Board of Directors, which can be found on page 32 of this proxy statement.

Compensation Discussion and Analysis

Our compensation goals are to hire, retain and motivate our senior management to create long-term shareholder value. At our 2014 Annual Meeting, more than 94% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the results of this vote and concluded that its pay for performance philosophy is supported by shareholders.

2014 Executive Compensation Highlights

2014 Company Performance. The overall economy and commercial property owners specifically continued to experience a very slow recovery, making it difficult for owners and our management team to consistently grow rents across the country. Despite these challenges, our management team was able to deliver solid results on several fronts. For fiscal year 2014, net operating income (NOI) increased 6.2% over 2013 (excluding assets held for sale or sold) through increases in weighted average occupancy and average rents. Management improved occupancy on the 2.7 million square feet acquired in 2012 and 2013 from 74.6% to 87.7% as of December 31, 2014. In addition, during 2014, the Company sold a combined total of 1.9 million square feet along with some parcels of land in Beaverton, Oregon and Phoenix, Arizona for proceeds of $212.2 million resulting in a gain of $92.4 million. In conjunction with the sales, the Company paid a one-time special cash dividend of $2.75 per common share. The Company continued to maintain a conservative financial profile.

2014 Executive Compensation. The Compensation Committee’s decisions with respect to 2014 compensation are discussed in detail below. To summarize the Committee’s decisions:

•	base salaries for the named executive officers were maintained at 2013 levels;

•

based on management’s achievement of 11.8% growth in 2014 adjusted funds available for distribution (FAD) and 2.2% growth in Same Park NOI, bonuses paid to the named executive officers for 2014 were at 99.75% of their total targeted opportunity and ranged from $260,000 to $710,376;

•

the annual targeted total return was not achieved under the Company’s 2012-2015 long term equity incentive program (the 2012-2015 LTEIP), so no restricted stock units (RSUs) under the 2012-2015 LTEIP were awarded to the named executive officers for 2014 performance and, in addition, the Company determined that it was unlikely that any grants would ever be awarded under this plan, as described further below;

•

the annual threshold total return of 8.7% was achieved under the Company’s 2014-2017 long term equity incentive program (the New LTEIP) — as a result, 39,332 performance-based RSU awards were granted to the named executive officers in March 2015 for 2014 performance; and

•

no stock options were awarded to the named executive officers during 2014, and the Committee does not anticipate making any stock option grants to the named executive officers during the remaining term of the 2012-2015 LTEIP or the New LTEIP, each of which provides for awards of RSUs if targets/conditions are achieved.

2015 Compensation Outlook

Although the Committee believes the Company is well-positioned to meet the challenges, the operating environment for commercial real estate in 2015 continues to be challenging. Given these expectations, the

Compensation Committee met in February and March 2015 and made the following decisions for 2015 executive officer compensation:

•	executive officer base salaries are to be maintained at 2014 levels;

•	2015 bonus target amounts are set at 100% of base salary for each executive officer if the 100% bonus target is achieved;

•

the threshold for payment of bonuses is again tied to achieving targeted levels of growth in Same Park NOI and adjusted FAD; in determining whether the bonus paid is to be at, above, or below, the target bonus amount, the Compensation Committee will solicit the views of the Chief Executive Officer (with respect to the other named executive officers) and the Chairman and the Board, with respect to the Chief Executive Officer, taking into account the performance of each named executive officer, including achievement of individual performance goals and other factors deemed relevant by the Compensation Committee; and

•	for purposes of Section 162(m) of the Internal Revenue Code, if applicable, all named executive officer bonuses are capped at five times base salary.

PS Business Parks Executive Officer Stock Retention Requirement

Our executive officers are required to retain 20% of shares of our common stock previously acquired under the Senior Executives Long-Term Incentive Program for 2005-2008 for the duration of their employment by PS Business Parks. Similarly, executives are required to retain 20% of any shares of our common stock that may be awarded under the 2012-2015 LTEIP for the duration of their employment with PS Business Parks.

Executive Compensation Philosophy and Objectives

Our compensation goals are to hire, retain and motivate our senior management to create long-term shareholder value. We pay our named executive officers a mix of cash and long-term equity compensation that we consider appropriate in view of individual and corporate performance, competitive levels, and our objective of aligning individual and shareholder interests to maximize the value of our shareholders’ investments in our securities.

In general, our compensation program for named executive officers consists of (1) payment of a base salary, (2) short-term incentives in the form of annual cash bonuses and (3) long-term incentives in the form of equity awards, which may be restricted stock units or stock options, which vest upon continued service or the achievement of defined performance goals. Annual and long-term incentive compensation for named executive officers is designed to reward achievement of Company-wide performance goals by tying awards primarily to financial objectives such as growth in FAD, Net Asset Value (NAV), Same Park NOI and the performance of acquired properties and the achievement of targeted levels of property-level returns after transactional capitalized expenditures. Other corporate and individual objectives are also considered from time to time.

Because each component of our compensation program is designed to accomplish or reward different objectives, historically and in 2014, the Compensation Committee determined the award of each component separately. Historically and in 2014, the Compensation Committee did not retain or rely on information provided by any third-party compensation consultant in setting compensation levels and awards for our named executive officers.

The Compensation Committee reviews information concerning compensation of executive officers at the Compensation Survey Companies named on page 31. However, information regarding the Compensation Survey Companies is only one factor considered by the Compensation Committee in determining the compensation paid to the named executive officers. The Compensation Committee also considers corporate, business unit and individual performance generally, and, particularly with respect to Mr. Russell’s compensation, input from other Board members, including the Chairman of the Board. With respect to the compensation of the executive officers who report to Mr. Russell, the Compensation Committee also considers the recommendations of Mr. Russell.

The Compensation Committee made all final compensation decisions for named executive officers in 2014.

For more information on the Compensation Committee and its responsibilities, see “Corporate Governance and Board Matters — Compensation Committee” on page 11.

Elements of Compensation

Base Salaries. Base salaries provide a base level of monthly income for our named executive officers. We believe that providing a fixed level of guaranteed cash compensation is important to allow us to attract and retain executives. We establish base salaries for named executive officers at levels sufficient to achieve our hiring and retention goals but where a significant portion of the total annual cash compensation such executives can earn is performance-based through our annual cash bonus program as opposed to through base salaries.

Base salaries are set based on factors that include whether levels are competitive with the salaries for individuals with comparable experience and responsibilities at the Compensation Survey Companies, competitive conditions in the local market, an individual’s performance and responsibilities and the business judgment of the members of the Compensation Committee. The factors considered also include input from other Board members, including the Chairman of the Board, particularly with respect to Mr. Russell’s salary, and the recommendations of Mr. Russell for the other named executive officers. In general, the Compensation Committee reviews base salaries every two years for the named executive officers.

Bonuses. Our annual incentive cash bonus program provides an opportunity to reward named executive officers for performance during the fiscal year. It is generally based on the achievement of corporate, or a combination of corporate and individual, performance goals. The corporate performance goals generally relate, in any given year, to one or more of the following financial factors: growth in FAD, growth in Same Park revenue, growth in Same Park NOI and/or the maintenance of targeted levels of property-level returns after transactional capitalized expenditures. Achievement of other operational and financial goals may also be included from time to time. Individual performance goals vary from year to year depending on management’s and the Compensation Committee’s view of what is required.

Target annual incentive bonus amounts are set for each named executive officer typically at 100% of base salary. The actual awards are determined by the Compensation Committee after determining that the targeted corporate performance metrics have been achieved and, with respect to individual and other goals, considering the recommendations of the Chief Executive Officer with respect to the performance of the other named executive officers. In addition, the Compensation Committee solicits the views of the Chairman and the Board, particularly with respect to the performance of the Chief Executive Officer. The Compensation Committee has the discretion to increase or reduce the amount of any actual award based on those factors that the Compensation Committee considers appropriate.

Equity-Based Compensation. Equity awards of RSUs or stock options are long-term incentives designed to reward long-term growth in the price of and, in the case of RSUs, dividends paid on our common stock. Both types of equity awards help retain executives because they achieve their maximum value only if the executive continues to be employed by us for a period of years and their value is enhanced if the price of our common stock increases over the common stock price on the date of grant. RSU awards may also offer value during difficult market conditions because they retain some value even in declining markets, which may enhance their retention value at a time when we may most need executive talent. Stock options have value solely to the extent that the price of our common shares increases over the grant price during the term of the option. Stock options are granted with an exercise price of not less than 100% of the fair market value of our common stock on the date of grant so that the executive officer may not profit from the option unless the stock price increases. No stock options were awarded to executive officers in 2014, and the Compensation Committee does not anticipate granting stock options to any current executive officer during the remaining term of the 2012-2015 LTEIP or the New LTEIP.

The Compensation Committee has the discretion to award executive officers RSUs, stock options or a mix of both. The Compensation Committee does not set awards based on a fixed weighting between stock options and RSUs. However, it may determine not to award stock options or RSUs during certain periods. The Committee anticipates that the focus will be on RSU awards that may be made under the New LTEIP for the 2014-2017 performance period.

Equity Grant Practices

Equity grants, including grants of restricted stock, RSUs or stock options, to all executive officers, including named executive officers, must be approved by the Compensation Committee. These grants occur only at meetings of the Compensation Committee, and such grants are made effective as of the date of the meeting or a future date, if appropriate (such as in the case of a new hire). In general, the Compensation Committee evaluates equity awards for executive officers in February or March of each year and evaluates the awards in light of performance during the preceding year. Equity awards are not timed in coordination with the release of material non-public information. The exercise price of all options granted is equal to the closing market price of our common stock on the date of grant.

Equity awards, including grants of stock options, to employees who are not executive officers may also be made by the Equity Awards Committee of the Board, which consists of two directors appointed by the Board, currently and during 2014, Messrs. Havner and Russell. These grants are made pursuant to the terms of the 2012 Equity and Performance-Based Incentive Compensation Plan and the authorization of the Board. The Equity Awards Committee acts after consideration of management’s recommendations. Equity grants to non-executive officers may be made at various times during the year, but are not timed in coordination with the release of material non-public information. Awards to non-executive officers typically vest over a six-year period with vesting beginning one year following the date of grant and then in five equal annual installments.

2014 Compensation

2014 Base Salaries. The Compensation Committee typically reviews base salaries for increases every two years. In July 2013, the Compensation Committee approved increases in base salaries, effective July 1, 2013, for the named executive officers. Accordingly, Mr. Russell’s base salary was set at $567,500, Mr. Petersen’s at $355,000, Mr. Stokx’s at $275,000 and Ms. Hawthorne’s at $325,000. This was the first increase in the base salaries for these executive officers since 2011. No change in base salaries for these executive officers was considered in 2014 consistent with the Committee’s practice to review base salaries every two years.

Annual Bonuses for 2014 Performance. In March 2014, the Compensation Committee met and considered the appropriate targets to incentivize senior management for 2014 performance in the light of still challenging market conditions. After consideration of the Company’s strategic goals and input from Mr. Russell and other Board members, including the Chairman of the Board, the Committee determined that the threshold for payment of senior executive bonuses would be tied to achieving targeted levels of growth in adjusted FAD and Same Park NOI and that, in determining whether the bonus paid is to be at, above or below the target bonus amount, the Compensation Committee will solicit the views of the Chief Executive Officer (with respect to the other named executive officers) and the Chairman and the Board, with respect to the Chief Executive Officer, taking into account the performance of each named executive officer, including achievement of individual performance goals and other factors deemed relevant by the Compensation Committee. To achieve the targeted bonus amount at the 100% level, the Committee determined that 2014 adjusted FAD must exceed 2013 adjusted FAD by 5.0% and 2014 Same Park NOI must exceed 2013 Same Park NOI by 2.0%.

Adjusted FAD for these purposes is calculated after FAD is computed. FAD is computed by adjusting consolidated FFO for recurring capital improvements, which the Company defines as those costs incurred to maintain the assets’ value, tenant improvements, lease commissions, straight-line rent, stock compensation expense, impairment charges, amortization of lease incentives and tenant improvement reimbursements, in-place lease adjustment and the impact of EITF Topic D-42. Consolidated FFO is computed as net income, before depreciation, amortization, minority interest in income, gains or losses on asset dispositions and nonrecurring items. For purposes of calculating the FAD bonus target amounts, 2014 FAD was also adjusted to neutralize the impact of maintenance capital expenditures and by (1) increases in preferred distributions due to the issuance of preferred securities and (2) income, capital and expenses incurred in connection with asset acquisitions in 2014.

The Compensation Committee selected FAD and Same Park NOI as financial metrics because of their importance to both the PS Business Parks senior executive team and to investors. For information related to our calculation of Same Park NOI, refer to our Form 10-K for the year ended December 31, 2014.

In February 2015, the Compensation Committee considered that adjusted 2014 FAD was $122.6 million, an 11.8% increase over 2013, and 2014 Same Park NOI was $226.5 million, a 2.2% increase over 2013 Same Park NOI. These results qualified executive officers for bonuses at 100% of their targeted bonus level. After taking into account the performance of each named executive officer, the following bonus payments were made: $710,376 for Mr. Russell, $300,000 for Mr. Peterson, $310,000 for Ms. Hawthorne and $260,000 for Mr. Stokx.

The Chief Executive Officer did not participate in the deliberations of the Compensation Committee with respect to setting his bonus.

2014 Equity-based Compensation. The equity-based compensation opportunity afforded our executive officers in 2014 was limited to RSU awards that might be earned under the 2012-2015 LTEIP adopted in December 2011 and the New LTEIP adopted in March 2014.

Under both the 2012-2015 LTEIP and the New LTEIP, named executive officers are eligible to receive two types of awards of RSUs if the Company achieves targeted increases in total return (defined as growth in the Company’s internally calculated net asset value (NAV) together with dividend yields) over annual and cumulative four-year performance periods. To the extent the total return target is not achieved for an annual award, the shares allocated for RSU awards in respect of such year are added to the shares that may be received if the four-year target is achieved.

2012-2015 LTEIP. As the annual targeted return was not achieved under the 2012-2015 LTEIP, no RSUs were awarded in 2014 under such program to the named executive officers for 2013 performance. As previously disclosed, management has determined that it is not probable that any targets under the remaining annual or cumulative periods of the 2012-2015 LTEIP will be met.

New LTEIP. In March 2014, the Compensation Committee reevaluated the effectiveness of the 2012-2015 LTEIP as a compensatory tool. The Compensation Committee considered the difficulties of achieving the performance targets established by the 2012-2015 LTEIP in light of the slower-than-targeted recovery in the Company’s NAV due to continued challenges in our industry and in the economy as a whole. The Compensation Committee determined that, although the 2012-2015 performance metrics appear unlikely to be achieved, it remains important for senior management to remain focused on the Company’s long-term performance, and be rewarded for that. As a result, the Compensation Committee approved the New LTEIP, which is effective for the 2014-2017 periods.

The New LTEIP provides for awards to be made to our executive officers if the Company achieves annual and four-year average total return levels that the Compensation Committee has determined to be challenging but achievable. The total return metric to be used for the New LTEIP is similar to the metric used for the 2012-2015 LTEIP, described above. Annual RSU awards may be made following completion of each of four separate annual performance periods, and a cumulative RSU award may be made in early 2018 based on total return achieved over the period 2014-2017. The New LTEIP places greater emphasis on achievement of annual total return goals than the 2012-2015 LTEIP, providing that executive officers may earn up to 20% of the potential RSU awards that may be made under the New LTEIP each year if the maximum performance level is achieved for that year, with the actual number of RSUs awarded each year determined based on achievement of threshold, target and maximum levels of total return. If the Company’s total return does not meet the maximum performance level for any year, a number of RSUs equal to the difference between the maximum and the actual number of RSUs awarded for that year, if any, will be added to the pool of RSUs that may be awarded in respect of the cumulative award that may be made in early 2018. Any awards vest ratably over four years beginning on the date of the award. Participants receive dividends on RSUs during the vesting period.

The following table shows the number of RSUs that may be awarded to our named executive officers in respect of a given year and over the four-year averaging period assuming the Company’s achievement of threshold, target and maximum performance levels of total return for each performance period. The table also shows the maximum number of RSUs each named executive officer may earn under the New LTEIP. The RSUs available for award under the New LTEIP have been allocated among the Chief Executive Officer and the other named executive officers based on the Compensation Committee’s subjective assessment of each individual’s relative responsibilities and contributions to the Company’s total returns. With respect to the allocations to the named executive officers other than Mr. Russell, the committee also considered the recommendations of Mr. Russell.

	Potential Annual RSU Awards under New LTEIP, by Total Return Performance Level*			Total Number of RSUs That May be Awarded to Each Named Executive Officer under New LTEIP, Assuming Maximum Performance Level
Name	Threshold	Target	Maximum
Joseph D. Russell, Jr.	16,666	21,428	25,000	125,000
Maria R. Hawthorne	8,000	10,286	12,000	60,000
John W. Petersen	8,000	10,286	12,000	60,000
Edward A. Stokx	6,666	8,572	10,000	50,000

*	For purposes of the cumulative RSU awards, assumes that the Company’s total return met the maximum performance level in each of the individual years in the performance period such that none of the potential RSU awards for an individual year were carried over for potential award based on the Company’s four-year average total return performance.

In February 2015, the Compensation Committee determined that the threshold total return level under the New LTEIP was achieved for 2014. Accordingly, each of the named executive officers received grants in March 2015 for 2014 performance at the threshold level.

Role of Executive Officers. In general, Mr. Russell attends all meetings of the Compensation Committee at which (1) compensation of the other named executive officers or other employees is discussed and/or (2) Company-wide compensation matters, such as the consideration of new equity plans, are discussed. Mr. Russell does not vote on items before the Compensation Committee. As discussed in more detail below, the Compensation Committee solicits Mr. Russell’s view on the performance of the executive officers reporting to him, including each of the other named executive officers. In general, the Compensation Committee sets the compensation for the other named executive officers after consideration of the recommendations prepared by Mr. Russell with respect to appropriate amounts to reward and incentivize each named executive officer. In addition, the Compensation Committee solicits the views of the Chairman of the Board and other Board members, particularly with respect to compensation for Mr. Russell. The Compensation Committee met eight times during 2014. Mr. Russell attended a portion of most of the meetings. Mr. Russell did not participate in the deliberations of the Compensation Committee with respect to setting his compensation.

Compensation Survey Companies. Each component of compensation for the named executive officers — salary, annual cash bonus and equity compensation — is based generally on the Compensation Committee’s (and Mr. Russell’s for each of the other named executive officers) subjective assessment of each individual’s role and responsibilities, corporate and individual achievements and consideration of market compensation rates. Market compensation rates are considered by the Compensation Committee in determining compensation levels. However, we do not “benchmark” or specifically target certain levels of compensation. For the named executive officers, the Compensation Committee primarily determines market compensation rates by reviewing public disclosures of compensation paid to senior executive officers at other office and industrial companies with a total market capitalization and other metrics that the Compensation Committee considers broadly comparable (the Compensation Survey Companies). In 2014, the Compensation Survey Companies were:

• Alexandria Real Estate Equities, Inc.	• First Industrial Realty Trust, Inc.
• BioMed Realty Trust • Boston Properties Inc.	• First Potomac Realty Trust • Franklin Street Properties Corp.
• Brandywine Realty Trust	• Highwoods Properties, Inc.
• Corporate Office Properties Trust	• Kilroy Realty Corporation
• DCT Industrial Trust Inc.	• Liberty Property Trust
• Douglas Emmett, Inc.	• Mack Cali Realty Corp.
• Duke Realty Corp.	• ProLogis
• EastGroup Properties, Inc.	• SL Green Realty Corp.

As discussed above, the information regarding the Compensation Survey Companies is only one factor considered by the Compensation Committee in determining the compensation paid to the named executive officers. The Compensation Committee also considers corporate, business unit and individual performance and the views of other Board members, including the Chairman, as well as the recommendations of Mr. Russell with respect to compensation of the other named executive officers.

Tax and Accounting Considerations — Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) imposes a $1,000,000 limit on the annual deduction that may be claimed for compensation paid to each of the chief executive officer and three other highest paid employees of a publicly-held corporation (other than the chief financial officer). Certain performance-based compensation awarded under a plan approved by shareholders is excluded from that limitation, as is certain compensation paid by a partnership, such as the operating partnership. Most of our employees and all of our named executive officers are employed by the operating partnership. As a result, we do not believe the provisions of Section 162(m) apply to compensation for our named executive officers, who are employees of the operating partnership. However, our 2012 Equity and Performance-Based Incentive Compensation Plan was designed to permit the Compensation Committee to make awards that qualify for deduction as performance-based compensation consistent with the requirements of Section 162(m). The Compensation Committee generally considers the requirements of Section 162(m) when reviewing incentive compensation matters.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of PS Business Parks, Inc. has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014. This report is provided by the following independent directors who comprise the Compensation Committee:

THE COMPENSATION COMMITTEE

James H. Kropp (Chairman)

Jennifer Holden Dunbar

Michael V. McGee

Gary E. Pruitt

Robert S. Rollo

Compensation of Executive Officers

The following table sets forth certain information concerning the compensation for 2014 paid to the Company’s principal executive officer, principal financial officer and the two other most highly compensated persons who were named executive officers of the Company on December 31, 2014. These four officers constitute all the Company’s executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary (1)		Bonus (2)		Stock Awards ($) (3)		Non-Equity Incentive Plan Compensation ($) (4)		All Other Compensation (5)		Total ($)
Joseph D. Russell, Jr., President and Chief Executive Officer	2014 2013 2012	$ $ $	568,301 518,301 468,290	$	— — 126,225	$ $	1,332,113 — 256,400	$ $ $	710,376 718,455 224,400	$ $ $	10,400 10,200 10,000	$ $ $	2,621,190 1,246,956 1,085,315
John W. Petersen, Executive Vice President and Chief Operating Officer	2014 2013 2012	$ $ $	355,801 343,301 330,790	$	— — 89,100	$ $	639,440 — 192,300	$ $ $	300,000 450,930 158,675	$ $ $	10,400 10,200 10,000	$ $ $	1,305,641 804,431 780,865
Edward A. Stokx, Executive Vice President, Chief Financial Officer and Secretary	2014 2013 2012	$ $ $	275,801 262,051 248,290	$ $	— 64,350 66,825	$ $	532,813 — 128,200	$ $ $	260,000 348,150 118,800	$ $ $	10,400 10,200 10,000	$ $ $	1,079,014 684,751 572,115
Maria R. Hawthorne, Executive Vice President, Chief Administrative Officer	2014 2013 2012	$ $ $	325,747 286,997 248,237	$ $	— 76,050 66,825	$ $	639,440 — 128,200	$ $ $	310,000 411,450 118,800	$ $ $	10,400 10,200 10,000	$ $ $	1,285,587 784,697 572,062

(1)	Includes amounts of between $747 and $801 per annum in holiday emoluments paid to each named executive officer.

(2)	Includes (a) the portions of 2013 and 2012 cash bonuses that were not based on the achievement of pre-established performance criteria, and (b) the cash portion paid for 2011 bonuses. The remainder of the 2011 bonus was paid in RSUs that vest in five equal installments two years from the date of grant. Because the RSU award was not based on achievement of pre-established performance criteria, SEC rules consider the award to be part of 2012 (not 2011) compensation and therefore require the value of the awards to be reported as a Stock Award for 2012 and in the Grant of Plan Based Awards as a grant on February 22, 2012, the date the Compensation Committee approved the award.

(3)	See note (2) above. The amounts for stock awards reflect the grant date fair value. For a more detailed discussion and assumptions used in valuing the awards, refer to Note 10 to the Company’s audited financial statements for the fiscal year ended December 31, 2014, included in the Company’s Annual Report on Form 10-K filed with the SEC on February 20, 2015.

(4)	Includes amounts earned pursuant to the Company’s annual incentive award program. For Mr. Petersen, also includes $1,500 and $275 awarded under the deferred acquisition/disposition bonus plan for 2013 and 2012, respectively.

(5)	All Other Compensation for 2014 consists of Company contributions to the 401(k)/Profit Sharing Plan (4% of the annual cash compensation up to a maximum of $10,400 in 2014).

GRANTS OF PLAN-BASED AWARDS

The following table sets forth certain information relating to grants of plan-based awards to the named executive officers during 2014.

Name	Grant Date	Target ($)	Maximum ($)
Joseph R. Russell, Jr. — Annual Incentive (1)	3-19-14	$567,500	$2,837,500

John W. Petersen — Annual Incentive (1)	3-19-14	$355,000	$1,775,000

Edward A. Stokx — Annual Incentive (1)	3-19-14	$275,000	$1,375,000

Maria R. Hawthorne — Annual Incentive (1)	3-19-14	$325,000	$1,625,000

(1)	These amounts relate to possible payouts under the annual bonus plan pursuant to performance criteria set by the Compensation Committee on March 19, 2014. Actual payouts are shown in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED IN 2014

The following table provides information about options exercised by the named executive officers during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Joseph D. Russell, Jr.	22,273	$786,928	800	$66,056

John W. Petersen	13,000	$495,878	600	$49,542

Edward A. Stokx	—	$—	400	$33,028

Maria R. Hawthorne	—	$—	400	$33,028

(1)	Value realized represents the difference between the market price of the Company stock at the time of exercise and the exercise price of the options. Does not reflect any tax or other required withholdings.

(2)	Value realized was calculated by multiplying the number of shares vesting by the closing price of our Common Stock on the NYSE on the vesting date as follows:

Name	RSU Vesting Date	Fair Market Value of RSUs
Joseph D. Russell, Jr.	2-22-14	$66,056
John W. Petersen	2-22-14	$49,542
Edward A. Stokx	2-22-14	$33,028
Maria R. Hawthorne	2-22-14	$33,028

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning outstanding equity awards held by the named executive officers at December 31, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Joseph D. Russell, Jr.	37,239	13,447	$50.63	3-15-2020	3,200	$254,528

John W. Petersen	37,238	9,310	$50.63	3-15-2020	2,400	$190,896

Edward A. Stokx	22,756	7,241	$50.63	3-15-2020	1,600	$127,264

Maria R. Hawthorne	8,275	8,275	$50.63	3-15-2020	1,600	$127,264

(1)	All unvested stock options granted vest at a rate of 20% per year on each grant anniversary date beginning one year from March 15, 2010, the date of grant.

(2)	All unvested RSUs were granted on February 22, 2012 and vest on February 22, 2015, 2016, 2017 and 2018.

(3)	Assumes a price of $79.54 per share, the closing price for common stock on the NYSE on December 31, 2014.

PENSION/NON-QUALIFIED DEFERRED COMPENSATION PLANS

We do not maintain a pension plan or deferred compensation plan for any of our employees, including the named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Payments Upon Termination

We do not have a formal severance or retirement program for payments on termination of employment through voluntary or involuntary termination, other than as specifically set forth in the Company’s Performance-Based Compensation Plan, 2003 Plan, 401(k)/Profit Sharing Plan or as required by law. These include:

•	vested stock options following a voluntary termination of employment must be exercised within 30 days following the individual’s last date of employment;

•	amounts contributed under our 401(k)/Profit Sharing Plan; and

•	accrued and unused vacation pay paid in a lump sum.

Payments Upon Death or Disability

In the event of the death or permanent and total disability of a named executive officer while employed by the Company, the executive officer will receive 401(k)/Profit Sharing Plan contributions noted above and accrued unused vacation pay, in addition to the following:

•

All unvested outstanding stock options held by the officer accelerate and vest as of the date of death and may be exercised during the one-year period following the date of death, but prior to termination of the option;

•	All outstanding unvested stock options and restricted stock units held by the officer continue to vest and are exercisable during the one-year period following the date of such permanent and total disability, but prior to termination of the option; and

•	The officer will receive payments under the Company’s life insurance program or disability plan, as applicable, similar to all other employees of the Company.

Payments Upon a Change of Control

The Company’s 2003 Plan provides that upon the occurrence of a “change of control” of the Company:

•	all outstanding unvested RSUs and restricted stock grants will vest immediately; and

•

all outstanding unvested stock options vest 15 days before consummation of such a change of control and are exercisable during such 15-day period, with such exercise conditioned upon and effective immediately before consummation of the change of control.

A “change of control” is defined in the 2003 Plan to include:

•	the dissolution or liquidation of the Company or a merger in which the Company does not survive,

•	the sale of substantially all the Company’s assets, or

•

any transaction which results in any person or entity, other than B. Wayne Hughes and members of his family and their affiliates, owning 50% or more of the combined voting power of all classes of our stock.

The foregoing provisions do not apply to the extent (1) provision is made in writing in connection with the “change of control” for continuation of the 2003 Plan or substitution of new options, restricted stock and RSUs or (2) a majority of the Board determines that the “change of control” will not trigger application of the foregoing provisions.

Under the Company’s 2012 Equity and Performance-Based Compensation Plan pursuant to which the 2012-2015 LTEIP and the New LTEIP were adopted, the occurrence of a change of control would result in the cessation of the measurement period under the plan as of the date of the change of control. Had a change of control occurred as of December 31, 2014, no payouts would have been made under the 2012-2015 LTEIP or the New LTEIP.

The following table shows the estimated value of the acceleration of unvested equity awards pursuant to the termination events described above assuming the change of control event occurred as of December 31, 2014 and assuming a closing market price of our common stock on such date of $79.54.

Name	Value of vesting of all outstanding unvested options (1)	Value of vesting of all outstanding RSUs (2)	Total
Joseph D. Russell, Jr.	$388,753	$254,528	$643,281
John W. Petersen	$269,152	$190,896	$460,048
Edward A. Stokx	$209,337	$127,264	$336,601
Maria R. Hawthorne	$239,230	$127,264	$366,494

(1)	Represents the difference between the exercise price of options held by the executive and the closing price of the PS Business Parks common stock on the NYSE on December 31, 2014 of $79.54.

(2)	Represents the number of RSUs multiplied by the closing price of the Company’s common stock on the NYSE on December 31, 2014.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2014

The following table sets forth certain equity compensation plan information as of December 31, 2014:

Plan Category (1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	377,022	$57.91	919,938	(2)
Equity compensation plans not approved by security holders	—	—	—

Total	377,022	$57.91	919,938

(1)	Each of our equity compensation plans has been approved by our shareholders.

(2)	Represents shares of our common stock available for issuance under the Company’s equity compensation plan.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO THE RETIREMENT PLAN

FOR NON-EMPLOYEE DIRECTORS

We are asking our shareholders to consider and to approve an amendment to the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors, as amended (the Retirement Plan). Upon recommendation of the Compensation Committee, on February 17, 2015 the Board adopted the Retirement Plan amendment. The Retirement Plan amendment increases the number of shares of our common stock reserved for issuance under the Retirement Plan from 70,000 to 200,000 shares. If the shareholders approve the amendment to the Retirement Plan, it will become effective on the date of this annual meeting of shareholders, April 28, 2015.

The Board believes that approval of the Retirement Plan amendment is in the best interests of the Company and its shareholders to enable the Company to continue recruiting and retaining highly-qualified non-employee directors.

Summary of the Material Terms of the Retirement Plan

The following summary of the material terms of the Retirement Plan is qualified in its entirety by reference to the full text of the Retirement Plan, a copy of which is attached as Appendix A to this proxy statement and which is incorporated by reference into this proposal. Shareholders should refer to Appendix A for a more complete description of the Retirement Plan.

Purpose. The purpose of the Retirement Plan is to promote the best interests of the Company by enhancing the Company’s ability to attract and retain highly qualified non-employee directors and by rewarding the Company’s current non-employee directors for their services to the Company.

Eligibility. Directors who are not employed as an officer, employee or consultant of the Company are eligible to participate in the Retirement Plan. As of March 6, 2015, there were seven non-employee directors of the Company who were eligible to participate in the Retirement Plan.

Effective Date and Term. The Retirement Plan was originally adopted by the Board and approved by the shareholders of the Company on May 4, 2004, and does not have a termination date.

Amendment and Termination. The Board may amend, suspend, or terminate the Retirement Plan at any time; provided, however, that no amendment or revision shall, without the affected grantee’s consent, adversely affect the rights of any grantee to whom shares of common stock have been issued pursuant to the Retirement Plan.

Administration of the Retirement Plan. The Retirement Plan is administered, in the discretion of the Board from time to time, by the Board or by the Nominating/Corporate Governance Committee or such other committee appointed by the Board that consists of not less than two members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Rule 162(m) of the Code.

Shares Available for Issuance. Subject to the approval of our shareholders, there will be 200,000 shares of common stock reserved for issuance under the Retirement Plan. On March 6, 2015, the closing price of the Company’s common stock as reported on the New York Stock Exchange was $78.09 per share. The aggregate market value of the 200,000 shares is approximately $15.6 million.

Awards. The Retirement Plan permits grants of deferred stock awards and dividend equivalent rights.

Deferred Stock Awards. Each director who joins the Board on or after November 20, 2014 will be awarded a grant of 8,000 deferred shares of common stock which will vest in eight equal annual installments on each of the first eight anniversaries of the date the director commenced service on the Board, provided the director continues in service on each such date. Each director who was a member of the Board prior to November 20, 2014 will be granted additional deferred shares in an amount and subject to a vesting schedule such that the total amount of deferred shares granted to such director pursuant to the Retirement Plan and the applicable vesting schedule will replicate the amount and schedule that would have existed if the terms of this section had been in effect when such director initially joined the Board.

Shares vested pursuant to deferred stock awards will be distributed to each director in satisfaction of the grant, to the extent vested, as soon as practicable after retirement.

Dividend Equivalent Rights. The Retirement Plan permits the Committee to grant dividend equivalent rights, which are rights entitling the recipient to receive cash distributions that would be paid if the recipient had held a specified number of shares of common stock underlying the right. Each director will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding shares, a cash payment for each of the director’s deferred shares that is vested as of the record date for such dividend equal to the per-share dividend paid on shares.

Effect of Corporate Transactions. The Retirement Plan contains provisions, which are described below, that provide for adjustments to the terms of some types of outstanding awards upon the occurrence of specified kinds of corporate transactions, including transactions that would be deemed to constitute a change of control of the Company within the meaning of the Retirement Plan, which we refer to as a “Change of Control”.

Upon a Change of Control, the administrator may, in its sole discretion, make grants of securities of a successor corporation, or a parent, subsidiary or affiliate thereof, with appropriate adjustments as to the number and class of securities, and the maximum grant per director, to the extent determined by the administrator. This treatment will not apply to any Change of Control to the extent that (A) a provision is made in writing in connection with such Change of Control for the continuation of the Retirement Plan and grants, or (B) a majority of the full Board determines that such Change of Control shall not trigger the application of relevant Change of Control provisions.

Definition of Change of Control. The Retirement Plan generally defines a “Change of Control” to mean the occurrence of any of the following events:

(i)	the dissolution or liquidation of the Company or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity;

(ii)	a sale of substantially all of the assets of the Company to another entity; or

(iii)	any transaction (including a merger or reorganization in which the Company is the surviving corporation) which results in any person or entity (other than B. Wayne Hughes and members of his family and their affiliates) owning 50% or more of the combined voting power of all classes of stock of the Company.

Changes in Capitalization. The administrator will adjust the number and class of securities for which grants may be made under the Retirement Plan, including the maximum grant per director, if the number of outstanding shares of common stock is increased or decreased or the shares of common stock are changed into or exchanged for a different number of shares or kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, spin-off, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of common stock effected without receipt of consideration by the Company. In the event of other spin-offs, dividends or distributions, the administrator may, but is not be required to, make appropriate adjustments to the number and class of securities for which grants may be awarded and the maximum grant per director.

Summary of U.S. Federal Income Tax Consequences

The following summarizes the federal income tax consequences of awards that may be granted under the Retirement Plan.

Deferred Stock. A grantee of deferred stock will not recognize any taxable income for federal income tax purposes in the year of the award if the common stock is subject to restrictions (that is, the deferred shares are nontransferable and subject to a substantial risk of forfeiture). A grantee will generally recognize taxable ordinary income equal to the fair market value of the shares that are released to him at the time the shares are released. The grantee will be subject to Social Security and Medicare taxes on the value of the deferred stock that vests, even if the shares have not yet been released to him.

Dividend Equivalents Rights. Grantees under the Retirement Plan who receive awards of dividend equivalent rights will be required to recognize ordinary income in the amount distributed to the grantee pursuant to the award.

New Plan Benefits Table

The following table sets forth the aggregate benefits that would be received by the current non-employee directors as a group upon their retirement if the amendment to the Retirement Plan is approved.

Name and Position	Number of Deferred Stock Awards (1)	Plan Dollar Value ($) (1)(2)
Non-employee Director Group (8 persons)	64,000	$4,997,760
Individual	8,000	$624,720

(1)	Based on the number of non-employee directors on March 6, 2015. Includes the value of shares that non-employee directors are already entitled to received prior to the proposed amendment.

(2)	The value has been computed based upon $78.09 per share, the closing price for our shares of common stock on the NYSE on March 6, 2015.

Registration with the SEC

If the Retirement Plan amendment is approved by our shareholders, we intend to file a Registration Statement on Form S-8 relating to the new shares reserved for issuance under the Retirement Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable after such approval of the Retirement Plan amendment by our shareholders.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF THE AMENDMENT TO THE COMPANY’S RETIREMENT PLAN

FOR NON-EMPLOYEE DIRECTORS.

PROPOSAL 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are again providing shareholders an advisory vote to approve the compensation of our named executive officers, also known as a “say-on-pay” proposal. The Board has determined to hold these votes annually. The advisory vote is a non-binding vote on the compensation of our named executive officers as described in this proxy statement in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the Company’s accompanying narrative disclosure.

At our 2014 Annual Meeting, more than 94% of the votes cast on our say-on-pay proposal were voted in favor of the proposal. Our Compensation Committee considered the results of this vote as strongly supporting the elements and amounts of compensation paid in respect of 2013 performance as well as the compensation opportunities afforded for long-term growth and performance. As a result, the Compensation Committee did not make any significant changes to the Company’s executive compensation program for 2014.

The Compensation Committee’s goal for our executive compensation program is to hire, retain and motivate our senior management to achieve solid financial results and create long-term shareholder value. We believe that our compensation programs have been effective in helping the Company move towards its financial and operational goals. For fiscal 2014, net operating income increased 6.2% over 2013 (excluding assets held for sale or sold) through increases in weighted average occupancy and average rents. In addition, management improved occupancy on the 2.7 million square feet acquired in 2012 and 2013 from 74.6% to 87.7% as of December 31, 2014. In addition during 2014, the Company sold a combined total of 1.9 million square feet along with some parcels of land in Beaverton, Oregon and Phoenix, Arizona for proceeds of $212.2 million resulting in a gain of $92.4 million. In conjunction with sales, the Company paid a one-time special cash dividend of $2.75 per common share. Based on management’s 2014 achievements and our conservative compensation practices, the Board recommends that you again vote to approve our compensation program for executive officers.

In summary, compensation actions in 2014 for the named executive officers included:

•	base salaries for the named executive officers were maintained at 2013 levels;

•

based on management’s achievement of 2014 adjusted FAD growth of 11.8% and Same Park NOI growth of 2.2%, bonuses paid to the named executive officer for 2014 performance were at 100% of their total targeted opportunity and, taking into account their individual performances, ranged from $260,000 to $710,376;

•	as the annual targeted total return for 2014 was not achieved under the Company’s 2012-2015 LTIEP, no RSUs under that LTEIP were awarded to the named executive officers for 2014 performance;

•	each of the named executive officers received grants in March 2015 for 2014 performance at the threshold level;

•	no stock options were awarded to the named executive officers during 2014; and

•	the Company did not generally provide any perquisites, tax reimbursements or change-in-control benefits to named executive officers that are not available to other employees.

We believe our compensation program for executive officers will help to continue to drive improved Company performance even if economic conditions remain challenging. We also believe these programs helped drive 2014 performance. Accordingly, the Board recommends that shareholders approve the compensation of the Company’s named executive officers as disclosed pursuant to the SEC’s compensation rules, including the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables in this proxy statement.

The vote on our executive compensation programs is advisory and nonbinding on the Company. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

APPROVAL OF OUR EXECUTIVE COMPENSATION

AS DESCRIBED IN THIS PROXY STATEMENT.

ADDITIONAL INFORMATION

Deadlines for receipt of shareholder proposals for consideration at the 2016 annual meeting

Under SEC rules, any shareholder proposal intended to be presented at the 2016 Annual Meeting and included in the Company’s 2016 proxy statement must be received by us at our executive offices no later than November 28, 2015. Any such proposal should be sent to the attention of our Secretary and must meet the requirements of the SEC rules and our bylaws.

In addition, notice of any proposal that a shareholder wishes to propose for consideration at the 2016 Annual Meeting of Shareholders (including nominations for director), but does not seek to include in the Company’s 2016 Proxy Statement, must be delivered to the Company no later than February 17, 2016 if the shareholder wishes for the Company to describe the nature of the proposal in its 2016 Proxy Statement as a condition to exercising its discretionary authority to vote proxies on the proposal. Any shareholder proposals or notices submitted to the Company in connection with the 2016 Annual Meeting of Shareholders should be addressed to: Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349.

ANNUAL REPORT ON FORM 10-K

A copy of our 2014 Annual Report and our 2014 Annual Report on Form 10-K accompanies this proxy statement. Additional copies are available at: www.psbusinessparks.com/2015proxy.html. The Company will furnish without charge upon written request of any shareholder a paper copy of the 2014 Form 10-K, excluding exhibits, without charge, upon a written request to Edward A. Stokx, Secretary, PS Business Parks, Inc., 701 Western Avenue, Glendale, California 91201-2349. Copies of exhibits will be provided at a copying charge of $0.20 per page to reimburse us for a portion of the cost.

OTHER MATTERS

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for action, the persons named in the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment on such matters.

You are urged to vote the accompanying proxy and sign, date and return it in the enclosed pre-addressed postage-paid envelope at your earliest convenience, whether or not you currently plan to attend the meeting in person.

By order of the Board of Directors

Edward A. Stokx, Executive Vice President, Chief Financial Officer and Secretary

Glendale, California

March 27, 2015

APPENDIX A

PS BUSINESS PARKS, INC.

RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS, as amended

1.	PURPOSE.

The Plan is intended to promote the best interests of the Corporation by enhancing the Corporation’s ability to attract and retain highly qualified non-employee directors and by rewarding the Corporation’s current non-employee directors for their services to the Corporation.

2.	DEFINITIONS.

Whenever the following terms are used in this Plan, they shall have the meaning specified below:

(a)	“Act” means the Securities Act of 1933, as amended.

(b)	“Administrator” means the Board or the Committee, whichever shall be administering the Plan from time to time in the discretion of the Board, as described in Section 4(a) of the Plan.

(c)	“Board” means the Board of Directors of the Corporation.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Committee” means the committee appointed by the Board in accordance with Section 4(a) of the Plan.

(f)	“Common Stock” means the common stock, par value $.01 per share, of the Corporation.

(g)	“Corporation” means PS Business Parks, Inc., a California corporation.

(h)	“Directors” means, collectively, all non-employee directors, duly elected to the Board by the Corporation’s stockholders or otherwise in accordance with the Corporation’s Bylaws.

(i)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j)	“Fair Market Value” shall mean the value of one (1) Share of Common Stock, determined as follows, without regard to any restriction other than a restriction which, by its terms, will never lapse:

(i)	If the Shares are traded on an exchange, the closing price per Share on the principal exchange on which Shares are listed on the date of valuation or, if no sales occurred on that date, then the average of the highest bid and lowest asked prices on such exchange at the end of the day on such date;

(ii)	If the Shares are not traded on an exchange but are otherwise traded over-the-counter, the average of the highest bid and lowest asked prices quoted in the National Association of Securities Dealers, Inc. Automated Quotation System (NASDAQ) as of the close of business on the date of valuation, or, if on such day such security is not quoted in the NASDAQ system, the average of the representative bid and asked prices on such date in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; and

(iii)	If neither (i) nor (ii) applies, the fair market value as determined by the Administrator in good faith. Such determination shall be conclusive and binding on all persons.

(k)	“Grant” means any stock award granted pursuant to the Plan.

(l)	“Grantee” means a Director who has received a Grant pursuant to Section 4 hereof.

(m)	“Non-employee Director” for purposes of eligibility for Grants under this Plan means a director who is not employed as an officer, employee or consultant of the corporation while serving as a Director.

(n)	“Plan” means the PS Business Parks, Inc. Retirement Plan for Non-Employee Directors as it may be amended from time to time.

(o)	“Retirement” means a Director’s termination from service as a member of the Board, provided that no Director removed for cause from the Board shall be deemed to have retired from the Board.

(p)	“Service” means service as a non-employee director of the Corporation, including service prior to the adoption of the Plan.

(q)	“Share” means one (1) share of Common Stock, adjusted in accordance with Section 7 of the Plan (if applicable).

3.	EFFECTIVE DATE.

The Plan was adopted by the Board and subsequently approved by stockholders of the Corporation on May 4, 2004 and is effective as of such date (the “Effective Date”). The Plan was amended to increase the maximum Grant under the Plan on December 14, 2011 and November 20, 2014, effective on such dates. The Plan has no termination date.

4.	ADMINISTRATION AND ELIGIBILITY.

(a)	Administrator. The Plan shall be administered, in the discretion of the Board from time to time, by the Board or by the Nominating/Corporate Governance Committee or such other committee appointed by the Board that shall consist of not less than two (2) members of the Board each of whom is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Rule 162m of the Code. Subject to the express provisions of the Plan, the Administrator shall have the authority to construe and interpret the Plan and to define the terms used in the Plan, to prescribe, amend and rescind rules and regulations relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The interpretation and construction by the Administrator of any provisions of the Plan and all other decisions of the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Grant. No director or person acting pursuant to authority delegated by the Board shall be liable for any action or determination relating to or under the Plan or any Grant made in good faith.

(b)	Participation. The Grantees shall consist exclusively of non-employee Directors of the Corporation. Provided a Director otherwise meets the Service requirements for a Grant under the Plan, prior service as an employee of the Corporation shall not disqualify such Director from receiving a Grant under the Plan.

5.	STOCK.

The stock subject to Grants awarded under the Plan shall be Shares of the Corporation’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Grants under the Plan shall be two hundred thousand (200,000), subject to any adjustment pursuant to Section 7 hereof. The number of Shares subject to additional Grants at any time shall not exceed the number of Shares remaining available for issuance under the Plan.

6.	TERMS AND CONDITIONS OF GRANTS.

(a)	Grant of Deferred Stock Awards. Each Director who joins the Board on or after November 20, 2014 shall be awarded a Grant of 8,000 deferred Shares of Common Stock of the Corporation which shall vest in eight (8) equal annual installments on each of the first eight (8) anniversaries of the date the Director commenced Service on the Board provided the Director continues in Service on each such date and subject to the availability of Shares as specified in Section 5 of the Plan. Further, each Director who was a member of the Board prior to November 20, 2014 shall be granted additional deferred shares in an amount and subject to a vesting schedule such that the total amount of deferred shares granted to such Director pursuant to the Plan and the applicable vesting schedule will replicate the amount and schedule that would have existed if the terms of this Section 6(a) had been in effect when such Director initially joined the Board. Shares shall be distributed to each Director in satisfaction of the Grant, to the extent vested, as soon as practicable after Retirement. The securities to be issued under this Plan shall be subject to adjustment in accordance with the provisions of Section 7 of the Plan. For the avoidance of doubt, nothing in this Section 6(a) shall operate to result in a duplication of Share awards for any Director who was a member of the Board prior to the effective date of this amendment.

(b)	Grant of Dividend Equivalent Rights. Each Director will be entitled to receive, upon the Company’s payment of a cash dividend on outstanding Shares, a cash payment for each of the Director’s deferred Shares that is vested as of the record date for such dividend equal to the per-share dividend paid on Shares.

(c)	Payment of Taxes; Related Matters. In the event the Corporation determines it is required to withhold state, local or Federal income tax as a result of the grant of a Grant, the Corporation may require a Grantee to make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements. Payment of such withholding requirements may be made, in the discretion of the Administrator, (i) in cash, (ii) by delivery of Shares registered in the name of the Grantee, or by the Corporation not issuing such number of Shares subject to the Grant having a Fair Market Value at the effective date of the Grant or the date of such vesting equal to the amount to be withheld, or (iii) any combination of (i) and (ii) above. An election under the preceding sentence may only be made during the period beginning on the third business day following the date of release of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date and only if such period occurs before the date the Corporation requires payment of the withholding tax. The election need not be made during such trading window if (a) it is made at least six (6) months prior to the date of the Grant or (b) counsel to the Corporation determines that compliance with such requirement is unnecessary. In addition, counsel to the Corporation may impose additional restrictions on the Grantee’s ability to satisfy tax withholding with Shares if counsel determines such restrictions are in the best interests of the Corporation.

7.	EFFECT OF CHANGES IN CAPITALIZATION.

7.1 Changes in Stock. If the number of outstanding Shares of Common Stock is increased or decreased or the Shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and class of securities for which Grants may be made under the Plan, and the maximum Grant level upon Retirement, shall be appropriately adjusted by the Administrator to the extent determined by the Administrator. In the event of a spin-off by the Company of the shares of a subsidiary, a stock dividend for which the Company will claim a dividends paid deduction under Section 561 of the Code (or any successor provision), a pro rata distribution to all shareholders of other assets of the Company, or any distribution to holders of Shares other than an ordinary cash dividend, the Administrator may, but shall not be required to, make appropriate adjustments to the number and class of securities for which Grants shall be awarded and the maximum Grant level upon Retirement.

7.2 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control. Subject to the exceptions set forth in the last sentence of this Section 7.2, upon the occurrence of a “Change of Control” (as defined below), the Administrator may in its sole discretion make Grants of securities of a successor corporation, or a parent, subsidiary or affiliate thereof, with appropriate adjustments as to the number and class of securities, and the maximum Grant level upon Retirement, to the extent determined by the Administrator. For purposes of this Section 7.2, a “Change of Control” shall be deemed to occur upon (i) the dissolution or liquidation of the Company or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving corporation) which results in any person or entity (other than B. Wayne Hughes and members of his family and their affiliates) owning 50% or more of the combined voting power of all classes of stock of the Company. This Section 7.2 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan and Grants or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 7.2.

7.3 Adjustments. Adjustments under this Section 7 related to shares of Stock or securities of the Company shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

7.4 No Limitations on Company. The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

8.	SECURITIES LAW REQUIREMENTS.

(a)	Legality of Issuance. No Shares shall be issued upon the award of any Grant unless and until the Corporation has determined that:

(i)	it and the Grantee have taken all actions required to register the award of the Shares under the Act, or to perfect an exemption from the registration requirements thereof;

(ii)	any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and

(iii)	any other applicable provision of state or Federal law has been satisfied.

(b)	Restrictions on Transfer; Representations of Grantee; Legends. Regardless of whether the award of Shares under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the award of Shares under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Grantee shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend (or similar legend in the discretion of the Administrator) and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM AND CONTENT TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.”

Any determination by the Corporation and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons.

(c)	Registration or Qualification of Securities. The Corporation may, but shall not be obligated to, register or qualify the award of Shares pursuant to the Plan under the Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the award of Shares under the Plan to comply with any law.

(d)

Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing Shares awarded under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without such legend.

9.	RIGHTS IN EVENT OF DEATH.

If the director ceases to be a member of the Board because of his or her death, the executor or administrator of the director’s estate, or the person or persons to whom rights with respect to a Grant have passed by bequest or inheritance, as the case may be, shall be entitled to receive a Grant for the number of Shares the Director would have received had the Director elected Retirement from the Board effective as of such date.

10.	AMENDMENT OF THE PLAN.

The Board may, from time to time, with respect to any Shares at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever, provided that no amendment or revision shall adversely affect, without the affected Grantee’s written consent, the rights of any Grantee to whom the Shares have been issued pursuant to the Plan.

11.	GOVERNING LAW.

The validity and construction of this Plan and Grants hereunder shall be governed by the laws of the State of California.

12.	APPROVAL OF STOCKHOLDERS.

The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares present or represented and entitled to vote at the 2004 annual meeting of stockholders of the Corporation.

13.	EXECUTION.

After adoption and approval by the Board of the Plan, as amended, the Corporation has caused its authorized officer to affix the corporate name and seal hereto effective as of November 20, 2014.

PS BUSINESS PARKS, INC.

By:
	Name:	Joseph D. Russell, Jr.
	Title:	President and Chief Executive Officer

ANNUAL MEETING OF SHAREHOLDERS OFPS BUSINESS PARKS, INC.April 28, 2015NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:The Notice of Meeting, Proxy Statement and proxy card are available atwww.psbusinessparks.com/2015proxy.html.Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Shareholder Date Signature of Shareholder DateNote: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at the rightand indicate your new address in the address space above. Please notethat changes to the registered name(s) on the account may not be submittedvia this method.1. Election of DirectorsO Ronald L. Havner, Jr.O Joseph D. Russell, Jr.O Jennifer Holden DunbarO James H. KroppO Sara Grootwassink LewisO Michael V. McGeeO Gary E. PruittO Robert S. RolloO Peter Schultz2. Ratification of appointment of Ernst & Young LLP, independentregistered public accountants, to audit the accounts of PSBusiness Parks, Inc. for the fiscal year ending December 31,2015.3. Approve Amendment to the Retirement Plan for Non-EmployeeDirectors.4. Advisory vote to approve executive compensation.5. Other matters: In their discretion, the Proxies and/or the Trustee are authorized tovote upon such other business as may properly come before the meeting or anyadjournment or postponement thereof.The undersigned acknowledges receipt of the Notice of Annual Meeting ofShareholders and Proxy Statement dated March 27, 2015.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THEENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUSTCOMPANY, 6201 15TH AVENUE, BROOKLYN, NEW YORK 11219.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHELD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:NOMINEES:THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE LISTED NOMINEES AND FOR PROPOSALS 2, 3 AND 4.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. xPlease detach along perforated line and mail in the envelope provided. -20930303000000000000 1 042815FOR AGAINST ABSTAINGO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.amstock.com to enjoy online access.FOR AGAINST ABSTAIN

014475PS BUSINESS PARKS, INC.701 Western AvenueGlendale, California 91201-2349This Proxy/Instruction Card is Solicited on Behalf of the Board of DirectorsThe undersigned, a record holder of Common Stock of PS Business Parks, Inc. and/or a participant in the PS 401(k)/Profit SharingPlan (the “401(k) Plan”), hereby (i) appoints Ronald L. Havner, Jr. and Joseph D. Russell, Jr., or either of them, with power of substitution, asProxies, to appear and vote, as designated on the reverse side, all the shares of Common Stock held of record by the undersigned on March6, 2015, at the Annual Meeting of Shareholders to be held on April 28, 2015 (the “Annual Meeting”), and any adjournments thereof, and/or (ii)authorizes and directs the trustee of the 401(k) Plan (the “Trustee”) to vote or execute proxies to vote, as instructed on the reverse side, allthe shares of Common Stock credited to the undersigned’s account under the 401(k) Plan on March 6, 2015, at the Annual Meeting and anyadjournments thereof. In their discretion, the Proxies and/or the Trustee are authorized to vote upon such other business as may properlycome before the meeting.THE PROXIES AND/OR THE TRUSTEE WILL VOTE ALL SHARES OF COMMON STOCK TO WHICH THIS PROXY/INSTRUCTIONCARD RELATES, IN THE MANNER DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO COMMONSTOCK HELD OF RECORD BY THE UNDERSIGNED, THE PROXIES WILL VOTE SUCH COMMON STOCK FOR THE ELECTION OF ALLNOMINEES LISTED ON THE REVERSE AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IF NO DIRECTION IS GIVEN WITH RESPECT TOCOMMON STOCK CREDITED TO THE UNDERSIGNED’S ACCOUNT UNDER THE 401(k) PLAN, THE TRUSTEE WILL VOTE SUCHCOMMON STOCK IN THE SAME PROPORTION AS SHARES FOR WHICH VOTING INSTRUCTIONS HAVE BEEN RECEIVED, UNLESSREQUIRED BY LAW TO EXERCISE DISCRETION IN VOTING SUCH SHARES.401(k) Plan Participants--The undersigned, if a participant in the 401(k) Plan, hereby directs Wells Fargo Bank, N.A. as Trustee forthe 401(k) Plan to vote all Common Shares allocated to my account as of March 6, 2015. I understand that I am to mail this confidentialvoting instruction card to American Stock Transfer & Trust Co. (“AST”), acting as tabulation agent and that my instructions must be receivedby AST no later than 7:00 a.m., Pacific Daylight Time, on April 24, 2015. If my instructions are not received by that date, or if the votinginstructions are invalid because this form is not properly signed and dated, the shares in my account will be voted in accordance with the termsof the 401(k) Plan document.(continued and to be signed on reverse side)1.1